As filed with the Securities and Exchange Commission on September 8, 2008

Registration No. 333-144511

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1 (Amended) 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GALILEO GROUP, INC.
(Name of small business issuer in its charter)

Nevada	6552	88-0485123
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6260 S Rainbow Blvd. Suite 110
Las Vegas, Nevada 89118
(702) 938-2277
(Address and telephone number of principal executive offices)

6260 S Rainbow Blvd. Suite 110
Las Vegas, Nevada 89118
(702) 938-2277
(Address of principal place of business or intended principal place of business)

Robert Stapp
6260 S Rainbow Blvd. Suite 110
Las Vegas, Nevada 89118
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ] _________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ] _________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ] _________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [   ]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock Minimum 700,000 shares(1)	$35,000	$0.05(2)	$35,000	$0.77
Common Stock Maximum 2,000,000 shares(1)	$100,000	$0.05	$100,000	$3.84

(1)	Estimated solely for the purpose of calculating the registration fee under the Securities Act.
(2)
Represents the initial fixed price per share for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 (the "Act"). This is a bona fide estimate of the maximum offering price based, in part, on the last private sale of the Registrant's securities and calculations determined by management. If our shares are listed on the OTCBB®, the Registrant will file a post-effective Amendment to this registration statement to reflect that the shares offered hereby may be sold at prices relating to the prevailing market prices, at privately negotiated prices or through a combination of such methods, which may change from time to time and from offer to offer.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION – September 8 , 2008

PROSPECTUS
2,000,000 Shares of Common Stock
Galileo Group, Inc.
$0.05 per share

        Galileo Group, Inc. ("GGI" or the "Company") is offering on a best-efforts basis a minimum of 700,000 and a maximum of 2,000,000 shares of its common stock at a price of $0.05 per share. The shares are intended to be sold directly through the efforts of Robert Stapp, the President, Secretary and sole Director of GGI.  The proceeds from the sale of the shares in this offering will be payable to an escrow account (the "Trust Account") maintained by Harold P. Gewerter, Esq.  The Trust Account is titled: Harold P. Gewerter, Client Trust Account fbo Galileo Group, Inc.  All subscription funds will be held in the Trust Account pending the achievement of the Minimum Offering and no funds shall be released to Galileo Group, Inc. until such a time as the minimum proceeds are raised. If the minimum offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  The offering shall terminate on the earlier of: (i) the date when the sale of all 2,000,000 shares is completed; or (ii) 90 days from the date of this prospectus. GGI will not extend the offering period beyond 90 days from the effective date of this prospectus.  Prior to this offering, there has been no public market for Galileo Group, Inc.'s common stock.

We intend to secure listing of our Common Stock on the Over-The-Counter Bulletin Board ("OTCBB"), which is maintained by the Financial Institutions National Regulatory Authority.  Until such time, if ever, that our Common Stock is listed on the OTCBB, or otherwise traded, the Shares sold by the Company may only be sold at an initial fixed price of $.05 per share.  If our shares are listed on the OTCBB we will file a post-effective amendment to this registration statement to reflect that the Shares offered hereby may be sold at prices relating to the prevailing market prices, at privately negotiated prices or through a combination of such methods, which may change from time to time and from offer to offer.

	Number of Shares	Offering Price	Underwriting Discounts& Commissions	Proceeds to the Company
Per Share	1	$0.05	$0.00	$0.05
Minimum	700,000	$35,000	$0.00	$35,000
Maximum	2,000,000	$100,000	$0.00	$100,000

These securities involve a high degree of risk and immediate substantial dilution and should be purchased only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is August __, 2008

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information. The Shares are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such documents.  The information in this prospectus is not complete and may be changed. This prospectus is included in the Registration Statement that was filed by us with the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Purchasers in this offering will have limited control over decision making because Robert Stapp, an officer, and sole director, and four other individuals, including Joel Stokes, an officer, control the majority of our issued and outstanding common stock.	14
Investors may lose their entire investment if we fail to implement our strategic business plan.	15
We may not be able to generate sufficient revenues as a commercial real estate broker.	15
Competitors with more resources may force us out of business.	15
Since inception we generated only modest revenue. Our limited operating history makes our future financial performance difficult to assess.	15
We may not be able to attain consistent, significant profitability without additional funding, which may be unavailable.	15
We may not be a viable "Going Concern"	16
If we fail to recruit and retain qualified agents, we may be unable to service our clients and our growth could be impaired.	16
Our failure to effectively manage the growth of our firm and our failure to observe and comply with disclosure obligations as a fully reporting issuer may result in detrimental consequences.	16
Our operating results are subject to seasonality and vary significantly among quarters during each calendar year, making meaningful comparisons of successive quarters difficult.	17
Interest rates were at historic lows for the past several years, and recent increases in interest rates have the potential to continue to negatively impact the housing market.	17
Our success depends in part on our ability to successfully expand into additional real estate markets.	17

Unless we develop, maintain and protect a strong brand identity, our business may not grow and our financial results may suffer.	18
We have numerous competitors, many of which have valuable industry relationships and access to greater resources than we do.	18
Changes in federal and state real estate laws and regulations, and rules of industry organizations such as the National Association of REALTORS®, could adversely affect our business. Propertline net loop mls commercial.	19
Our business could be harmed by economic events that are out of our control and may be difficult to predict.	19
We are vulnerable to concentration risks because our initial operations will be limited Southern Nevada.	19
If we fail to comply with real estate brokerage laws and regulations, we may incur significant financial penalties or lose our license to operate.	20
Federal and State regulation regarding fair wage or minimum wage standards might adversely effect us.	20
We may have liabilities in connection with real estate brokerage activities.	21
You may not be able to sell your shares because there is no public market for our stock.	21
Investors may have difficulty liquidating their investment because our stock will be subject to penny stock regulation.	21
Our common stock could trade at prices below the initial public offering price.	21
Our stock price will likely be quite volatile and thinly traded, and you may not be able to resell your shares at all, or above the initial offering price.	21
Our share price could decline due to shares of our common stock eligible for future sale.	22
Our principal stockholders, executive officers and directors own a significant percentage of our stock, and as a result, the trading price for our shares may be depressed and these stockholders can take actions that may be adverse to your interests.	22
Investors in this offering will bear a substantial risk of loss due to immediate and substantial dilution.	22
Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.	23
All of GGI issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended. When the restriction on these shares is lifted, and the shares are sold in the open market, the price of GGI common stock could be adversely affected.	23
GGI is selling the shares offered in this prospectus without an underwriter and may not sell any of the shares offered herein.	23

We are a relatively small company and have a correspondingly small financial and accounting organization. Being a public company may strain our resources, divert management's attention and affect our ability to attract and retain qualified directors.	23
Our management owns a significant amount of our outstanding common stock.	24
Management has broad discretion with respect to the application of the net proceeds from the Offering.	24
The price of our shares in this offering was arbitrarily determined by us and may not reflect the actual market price for the securities.	24
The Company does not plan to pay dividends in the foreseeable future, thus investors will need to sell the Shares purchased in the Offering to realize a return on their investment.	24
There is no guarantee that we will be successful at raising enough funds to effectuate our business with the proceeds of this offering.	25
FINRA sales practice requirements may limit a stockholders ability to buy and sell our stock.	25
State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.	25
Our stock is a penny stock. Trading of our stock may be restricted by SEC penny stock regulations and FINRA sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.	25
Securities purchased in this offering may be subject to possible future dilution.	26
We do not yet own any registered trademarks, and there is no guarantee that the validity of the trademarks we may seek will not be challenged.	26
We rely on a number of key personnel who could be difficult to replace.	26
Our revenues may suffer if general economic conditions worsen.	26
Economic and political developments in Mexico may adversely affect our business.	26
A downturn in the Mexican economy may adversely affect us to the extent that we commence substantive real estate brokerage activity in that market.	27
Political events in Mexico may affect our proposed business activities.	27
Devaluations or changes of the Peso relative to the Dollar may adversely affect our our proposed business and operations.	27
An increase in inflation may adversely affect our financial condition and results of operation.	27
Environmental laws could result in added expenditures or liabilities.	28
Severe weather conditions or natural disasters could adversely affect our business, financial condition, results of operations or cash flows, or further increase our insurance premiums and deductibles or make insurance unavailable at commercially reasonable rates.	28
USE OF PROCEEDS	28
DETERMINATION OF OFFERING PRICE	29
DILUTION	29
PLAN OF DISTRIBUTION	30

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	78
RECENT SALES OF UNREGISTERED SECURITIES	78
EXHIBITS	79
UNDERTAKINGS	80
SIGNATURES	82

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.  This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

PROSPECTUS SUMMARY

Use of Names

Throughout this prospectus, the terms "we," "us," "our" “issuer” “registrant” “GGI” and "our company" refers to Galileo Group, Inc.

The Company

 Galileo Group, Inc. was incorporated in the state of Nevada on January 30, 2001.  We are a Nevada licensed real estate brokerage firm providing real estate services throughout southern Nevada.  Currently our business is limited to functioning as the broker in the purchase and sale of primarily commercial properties in transactions in which we are compensated on a commission basis.  We are a very small firm with no employees and modest resources and revenue.  Our brokerage services business includes advising buyers, sellers, landlords and tenants in connection with the sale and leasing of commercial, industrial and retail space and land.  We are expanding the geographic scope of our operations so as to focus on real estate related opportunities in Mexico.  Moreover, we hope to begin to add a modest core of real estate professionals within our local community of Las Vegas to service the commercial and real estate development needs of prospective customers.  We are organized to meet our customers’ real estate services needs either directly or indirectly through informal, strategic relationships with other service providers. These might include personal and business relationships we might have with attorneys, accountants, financial advisors, real estate developers, etc.  There are no written agreements or prior specific arrangements in relation to these individuals.  The Company uses such strategic relationships both to refer clients elsewhere and to receive referrals ourselves.  These mostly relate to out of state clients.   The referral fee is generally 25%.  The Company also assists clients with issues such as zoning requirements and changes and similar general issues.   Rather, by word of mouth and reputation, we nurture and cultivate these relationships such that we might garner leads and listings.  We may pay a nominal referral fee or finders fee in some instances except where prohibited by law.  We anticipate engaging in ancillary services including:

1.	project finance advisory services;
2.	site acquisition consulting;
3.	procurement of approvals and permits;
4.	design and engineering coordination;
5.	construction bidding and management;
6.	tenant finish coordination (facilitating the build-out of a tenant’s leased space to their specified requirements); and
7.	general contracting
8.	business brokerage

As of this filing, we have not engaged in any substantive property development or construction services. Our revenue stream consists primarily of non-recurring payments made in the form of commissions generated as a result of our commercial brokerage services.  These fees are typically paid in connection with the consummation of a transaction such as the purchase or sale of commercial property or the execution of a sale or lease.

Our principal, Robert Stapp, and any future real estate agents we might secure, are the primary means of revenue growth for our business.  Additional, experienced brokers are vital when seeking new listings, property management clientele, development, construction and retail services business. The number of transactions in which more brokers are involved can also be a source of information from which we can seek to identify business opportunities in specific local or regional markets.  Our primary focus is two-fold: (1) the commercial market local to us, that is the Las Vegas metropolitan area; and (2) northern Mexico.

We intend to recruit and retain a select few motivated agents and incorporate them in the execution and evolution of our marketing strategy.  At most successful firms, agents work in close concert with the local community, including other professionals providing synergistic services.  These professionals include:

1.	Attorneys
2.	Accountants
3.	Estate Planners
4.	Financial Consultants
5.	Mortgage Brokers

Through such a network, a full range of services are accessible to our customers and potential leads dramatically increase.  We have no written agreements with such professionals.  These relationships are now and would likely continue to be informal associations.  Moreover, we expect to remunerate our agents for cross-selling efforts which result in new engagements for us in other aspects of our business as operations expand.  Brokerage personnel also earn commissions with respect to real estate sales and would be eligible for participation in any future stock option plans or other forms of incentive compensation we might make available assuming we secure public listing on a market or exchange.  Given our modest resources and revenues it is likely that if we list as a public company, we would do so on the Over the Counter Bulletin Board® (“OTCBB®”).  These incentives are designed to underscore the Company's belief that the transactional real estate brokerage business is the key point of entry for new customers, and is thus integral to firm-wide efforts to cross-sell a full range of future services as we endeavor to expand our operations.

We may recruit and hire additional brokerage professionals experienced primarily in the areas of commercial real estate sales and leases. We believe that:

1.	increased brand name identification;
2.	a full range of services to offer clients;
3.	the ability to incorporate and execute additional real estate services; and
4.	our incentive-based compensation system which encourages ownership by key personnel;

are each elements that create an environment conducive to attracting the most experienced and capable brokerage professionals both locally within the Las Vegas market and in Mexico.

Our Facilities

Our corporate offices are located at 6260 S Rainbow Blvd. Suite 110, Las Vegas, Nevada 89118. Our telephone number is 702-938-2277.  Our principal website (presently under construction) may be found at www.galileonv.com.

Shares Offered Hereby

We are offering on a self-underwritten basis a minimum of 700,000 and a maximum of 2,000,000 shares of our common stock at a price of $0.05 per share. The proceeds from the sale of the shares in this offering will be payable to "Harold P. Gewerter, Client Trust Account fbo Galileo Group, Inc." and will be deposited in a non-interest/minimal interest bearing bank account until the minimum offering proceeds are raised. All subscription agreements and checks are irrevocable and should be delivered to Harold Gewerter. Failure to do so will result in checks being returned to the subscriber. Our trust agent, Harold Gewerter Esq. acts as legal counsel for our company and is therefore not an independent third party.

All subscription funds will be held in trust pending the achievement of the Minimum Offering and no funds shall be released to us until such a time as the minimum proceeds are raised (see "Plan of Distribution"). Any additional proceeds received after the minimum offering is achieved will be immediately released to GGI. The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed or (ii) ninety (90) days from the date of this prospectus. If the Minimum Offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. We will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within sixty (60) days of the close of the offering.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Galileo Group, Inc. will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, office equipment and furniture, office supplies, rent and utilities, salaries, sales and marketing and general working capital.

We not currently have a Transfer Agent but intend to engage Empire Stock Transfer, 2470 St. Rose Parkway Suite 304, Henderson NV. 89074, telephone (702) 818-5898.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to "Risk Factors" on page 8 and section entitled "Dilution" before making an investment in this stock.

Summary Financial Information

The following summary financial information is derived from the more detailed audited financial statements and the notes to those statements appearing at the back of this prospectus. You should read those financial statements and notes for a further explanation of the financial data summarized below.

Statements of Operations Data

	For the Years Ended December 31,
	2007	2006
Revenue	$51,342	$22,247
Expenses:
General and administrative expenses	11,602	110,010
Deprecation expense	-	-
Total Expenses	11,602	110,010
Net income/(loss)	$35,569	(89,764)
Net (loss) per share outstanding	$0.01	(0.02)

For the Six Months Ended June 30, 2008
Revenue	$4,560
Expenses:
General and administrative expenses	25,513
Deprecation expense	-
Total Expenses	25,366
Net income/(loss)	$(21,100)
Net (loss) per share outstanding	$(0.00)

Balance Sheets Data

	As at December 31, 2007	As at December 31, 2006	As at June 30, 2008
ASSETS
Cash	6,011	9,148	1,631
Total current assets	6,011	9,148	1,631
Total assets	6,011	9,148	1,631
LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities	13,590	52,296	30,310
Preferred stock	-	-	-
Common stock	4,750	4,750	4,750
Additional paid-in capital	3,438	3,438	3,438
Accumulated deficit	(15,767)	(51,336)	(36,867)
Total stockholder's equity	(7,579)	(43,148)	(28,679)
Total liabilities and stockholder's equity	6,011	9,148	1,631

RISK FACTORS

You should carefully consider the risks and uncertainties described below before you decide to buy our securities. While these are all known material risks and uncertainties we face, you should know that they are not the only ones facing us. If any of the following risks actually occurs, our business, financial condition or results of operations would likely suffer. In these circumstances, the value of our Securities could decline, and you could lose all or part of the money you paid to buy our securities. An investment in the securities offered hereby involves a very high degree of risk and should not be made by persons who cannot afford the loss of their entire investment. The following factors, in addition to those discussed elsewhere in this document, should be considered carefully in evaluating the Company and its business. The order of presentation of each risk factor is not indicative of the relative importance of such factor.

Investment in the securities offered hereby involves a high degree of risk and is suitable only for investors of substantial financial means who have no need for immediate liquidity in their investments and who can afford to lose their entire investment. Prospective investors should carefully consider the following risk factors:

FORWARD LOOKING STATEMENTS

INVESTORS AND PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT SEVERAL FACTORS GOVERN WHETHER ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN WILL, OR CAN BE, ACHIEVED. ANY ONE OF THOSE FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED HEREIN.

THESE FORWARD-LOOKING STATEMENTS INCLUDE PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, INCLUDING PLANS AND OBJECTIVES RELATING TO THE PRODUCTS AND THE FUTURE ECONOMIC PERFORMANCE OF THE COMPANY. ASSUMPTIONS RELATING TO THE FOREGOING INVOLVE JUDGMENTS WITH RESPECT TO, AMONG OTHER THINGS, FUTURE ECONOMIC, COMPETITIVE AND MARKET CONDITIONS, FUTURE BUSINESS DECISIONS, AND THE TIME AND MONEY REQUIRED TO SUCCESSFULLY COMPLETE DEVELOPMENT PROJECTS, ALL OF WHICH ARE DIFFICULT OR IMPOSSIBLE TO PREDICT ACCURATELY, AND MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. ALTHOUGH THE COMPANY BELIEVES THAT THE ASSUMPTIONS UNDERLYING THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE REASONABLE, ANY OF THOSE ASSUMPTIONS COULD PROVE INACCURATE AND, THEREFORE, THERE CAN BE NO ASSURANCE THAT THE RESULTS CONTEMPLATED IN ANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN WILL BE REALIZED. BASED ON ACTUAL EXPERIENCE AND BUSINESS DEVELOPMENTS, THE IMPACT OF WHICH MAY CAUSE THE COMPANY TO ALTER ITS MARKETING, CAPITAL EXPENDITURE PLANS OR OTHER BUDGETS, WHICH MAY IN TURN AFFECT THE COMPANY’S RESULTS OF OPERATIONS IN LIGHT OF THE SIGNIFICANT UNCERTAINTIES INHERENT IN THE FORWARD-LOOKING STATEMENTS INCLUDED HEREIN. THE INCLUSION OF ANY SUCH STATEMENT SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY OR ANY OTHER PERSON THAT THE OBJECTIVES OR PLANS OF THE COMPANY WILL BE ACHIEVED.

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

We are dependent on the efforts of our CEO, Robert Stapp.

Our operations depend on the efforts of Robert Stapp, one of our officers and our sole director. Mr. Stapp has no experience related to public company management, or as a principal accounting officer. Because of this, Mr. Stapp may be unable to successfully offer and sell the shares in this offering, develop our business or manage our public reporting and obligations. We cannot guarantee you that we will be able overcome these obstacles.

Mr. Stapp is involved in numerous other business opportunities and may periodically face a conflict in selecting between Galileo Group, Inc. and his other business interests. We have not formulated a policy for the resolution of such conflicts should they occur. If we lose Mr. Stapp to other pursuits without a sufficient warning, we may, consequently, go out of business.

Purchasers in this offering will have limited control over decision making because Robert Stapp, an officer, and sole director, and four other individuals, including Joel Stokes, an officer, control the majority of our issued and outstanding common stock.

Robert Stapp, an officer and director of our Company, beneficially owns 43.48% of the outstanding common stock at the present time. As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors. Assuming the minimum amount of shares of this offering is sold; Robert Stapp would retain 38.76% ownership of our common stock. In the event the maximum offering is attained, Robert Stapp will own 32.26% of our outstanding common stock. Joel Stokes, an officer of our Company, beneficially owns 4.35% of the outstanding common stock at the present time. Assuming the minimum amount of shares of this offering is sold; Joel Stokes would retain 3.88% ownership of our common stock. In the event the maximum offering is attained, Joel Stokes will own 3.23% of our outstanding common stock. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we enter into transactions which require stockholder approval.  In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our Company.  This concentration of ownership limits the power to exercise control by the minority shareholders.

Investors may lose their entire investment if we fail to implement our strategic business plan.

Given our intent to aggressively implement our expansion plans, we expect to face substantial risks, uncertainties, expenses and difficulties. We have no consistent operations record of substance upon which you can evaluate our business and prospects.  Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. We cannot guarantee that we will be successful in accomplishing our objectives.

As of the date of this prospectus, we have implemented operations and have generated revenues by successfully brokering only a modest number of commercial property transactions in the greater Las Vegas metropolitan area. Independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which the Prospectus is a part. In addition, our lack of sufficient operating capital could negatively impact the value of our common shares and could result in the loss of your entire investment.

We may not be able to generate sufficient revenues as a commercial real estate broker.

We expect to earn revenues from by focusing on brokering commercial real estate properties both in the Southwestern United States and in Mexico.  We may not be successful in doing so as we have yet to consummate a significant transaction particularly in Mexico.  We lack any significant experience operating in Mexico and the rules and regulations there are unfamiliar to us.

Competitors with more resources may force us out of business.

The commercial real estate industry is highly competitive. Many of our competitors are significantly larger and have substantially greater financial, marketing and other revenue generating resources. Competition by existing and future competitors could result in an inability to secure adequate consumer relationships sufficient enough to support our endeavors. We cannot assure you that we will be able to compete successfully against present or future competitors or that competitive pressure we may face will not force us to cease operations.

Since inception we generated only modest revenue.  Our limited operating history makes our future financial performance difficult to assess.

We have a limited operating history upon which to evaluate our operations and future prospects. We have had a history of losses from inception through the end of June 2008 .  Most recently, as of June 30, 2008 we had an accumulated deficit of $36,867 . While we were modestly profitable in 2005 we sustained a loss the following year and were only modestly profitable in 2007 and we may not be profitable in future quarters or on an annual basis. Our business model has slowly evolved, constrained primarily by a significant lack of capital and other resources. We may incur additional expenses. As a result, we could experience budgeting and cash flow management problems, unexpected fluctuations in our results of operations and other difficulties, any of which could harm our ability to achieve or maintain profitability, increase the volatility of the market price of our common stock or harm our ability to raise additional capital. We expect that we will continue to increase our expenses, including marketing and business development expenses and expenses incurred as a result of increasing the number of agents we employ. As we grow our business in existing markets and expand to new markets, we cannot guarantee our business strategies will be successful or that our revenues will ever increase sufficiently to achieve and maintain profitability on a quarterly or annual basis.

We may not be able to attain consistent, significant profitability without additional funding, which may be unavailable.

Galileo Group, Inc. has limited capital resources. To date, we have not generated sufficient cash from operations to be consistently profitable. Unless we begin to generate sufficient revenues from our operations to create financial stability as a going concern and to fuel expansion, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available. No known alternative sources of funds are available to us in the event we do not have adequate proceeds from this offering.

We may not be a viable "Going Concern"

We have been the subject of a going concern opinion from or independent auditors. Our independent auditors have expressed substantial doubt as to our ability to continue as a going concern due to the fact that we have suffered recurring losses from our operations and have a significant capital deficiency. Management recognizes that we must generate capital and revenue resources to enable it to continue to operate. Ultimately, we must achieve profitable operations. Management is planning to obtain additional capital from revenue generated from operations and through the sale of equity securities. The realization of assets and satisfaction of liabilities in the normal course of business is dependent upon us obtaining additional revenues and equity capital and ultimately achieving profitable operations. Our financial statements do not include any adjustments that might result from the outcome of our financial uncertainty. A failure to achieve positive cash flow by year end 2008 could be fatal to our business. While the financing we may obtain through this offering may improve our working capital position, there can be no assurance that we will be successful in accomplishing our objectives.

If we fail to recruit and retain qualified agents, we may be unable to service our clients and our growth could be impaired.

Our business requires us to recruit independent contractors who are licensed real estate agents, and our strategy is based on consistently and rapidly growing a small but effective core team of Galileo Agents. Competition for qualified agents is intense, particularly in the markets in which we compete. While there are many licensed real estate agents in our markets and throughout the country, historically we have had difficulties in recruiting and retaining properly qualified licensed agents due particularly to agent discomfort with smaller firms and active management and scrutiny by an employer. In addition, our commission model may be unattractive to certain higher performing agents. If we are unable to recruit, train and retain a sufficient number of qualified, licensed real estate agents, we may be unable to service our clients properly and grow our business. We expect to face a high degree of agent turnover, most of which occurs in the first few months after commencing employment. This turnover will require us to expend a substantial amount of time and money to replace agents who have left as we grow our business. If this situation persist or worsens, our rate of expansion into new markets could stagnate and we may be forced to employ a significantly higher number of new agents with less experience operating in our business model, which could cause us to be less effective at expanding our market share in our existing markets and entering new markets. Furthermore, we rely on federal and state exemptions from minimum wage and fair labor standards laws as our agents are compensated solely through commissions. Such exemptions may not continue to be available, or we may not qualify for such exemptions, which could subject us to penalties and damages for non-compliance. If similar exemptions are not available in states where we desire to expand our operations or if they cease to be available in the states where we currently operate, we may need to modify our agent compensation structure in such states.

Our failure to effectively manage the growth of our firm and our failure to observe and comply with disclosure obligations as a fully reporting issuer may result in detrimental consequences.

Assuming we are successful in expanding our operations, we may experience rapid growth in our headcount of agents and employees. This may result in a greater demand for substantial resources and attention from our management. We will need to continue to hire additional qualified agents and improve and maintain our technology to properly manage our growth. If we do not effectively manage our growth, our client service and responsiveness could suffer and our costs could increase, which could negatively affect our brand and operating results. As we grow, our success will depend on our ability to continue to implement and improve our operational, financial and management information and control systems on a timely basis, together with maintaining effective cost controls. This ability will be particularly critical as we implement new systems and controls to help us comply with the more stringent requirements of being a public company, including the requirements of the Sarbanes-Oxley Act of 2002, which require management to evaluate and assess the effectiveness of our internal controls and our disclosure controls and procedures. Effective internal controls are required by law and are necessary for us to provide reliable financial reports and effectively prevent fraud. Effective disclosure controls and procedures will be required by law and are necessary for us to file complete, accurate and timely reports under the Securities Exchange Act of 1934. Any inability to provide reliable financial reports or prevent fraud or to file complete, accurate and timely reports under the Securities Exchange Act could harm our business, harm our reputation or result in a decline in or stock price. We are continuing to evaluate and, where appropriate, enhance our systems, procedures and internal controls. We are in the process of establishing our disclosure controls and procedures. If our systems, procedures or controls are not adequate to support our operations and reliable, accurate and timely financial and other reporting, we may not be able to successfully satisfy regulatory and investor scrutiny, offer our services and implement our business plan.

Our operating results are subject to seasonality and vary significantly among quarters during each calendar year, making meaningful comparisons of successive quarters difficult.

The commercial real estate market traditionally has experienced seasonality, with a peak in the spring and summer seasons and a decrease in activity during the fall and winter seasons. Revenues in each quarter are likely to be significantly affected by activity during the prior quarter, given the typical 30- to 45-day time lag between contract execution and closing. Historically, this seasonality has caused our revenues, operating income, net income and cash flow from operating activities to be lower in the first and fourth quarters and higher in the second and third quarters of each year. Factors affecting the timing of real estate transactions that can cause our quarterly results to fluctuate include:

1.	timing of widely observed holidays and vacation periods and availability of real estate agents and related service providers during these periods;

2.	a desire to relocate prior to the start of the school year;

3.	timing of employment compensation changes, such as raises and bonuses; and

4.	the time between entry into a purchase contract for real estate and closing of the transaction.

We expect our revenues to be subject to these seasonal fluctuations, which, combined with our expected growth, may make it difficult to compare successive quarters.

Interest rates were at historic lows for the past several years, and recent increases in interest rates have the potential to continue to negatively impact the housing market.

When interest rates rise, all other things being equal, housing becomes less affordable, since at a given income level people cannot qualify to borrow as much principal, or given a fixed principal amount they will be faced with higher monthly payments. This result may mean that fewer people will be able to afford properties at prevailing prices, potentially leading to fewer transactions or reductions in property prices in certain regions, depending also on the relevant supply-demand dynamics of those markets. Since we operate in only 12 markets around the country, it is possible that we could experience a more pronounced impact than we would experience if our operations were more diversified. Should we experience a continued softening in our markets and not be able to offset the potential negative market influences on price and volume by increasing our transaction volume through market share growth, our financial results could be significantly negatively impacted.

Our success depends in part on our ability to successfully expand into additional real estate markets.

We currently operate primarily in Las Vegas and Henderson, Nevada. A key part of our business strategy is to grow our business by entering into additional commercial real estate markets both within the United States and in Mexico. Key elements of this expansion include our ability to identify strategically attractive commercial real estate markets and to successfully establish our brand in those markets. We consider many factors when selecting a new market to enter, including:

1.	the economic conditions and demographics of a market;

2.	the general prices of real estate in a market;

3.	competition within a market from local and national brokerage firms;

4.	rules and regulations governing a market;

5.	the existence of local listing services; and

6.	state or national laws governing real estate transactions and compensatory arrangements and other regulatory restrictions.

As of yet, we have endeavored to pursue viable transactions in Mexico but have yet to consummate a deal resulting in substantive revenue for us.   We have limited experience expanding into and operating in foreign markets.  In addition, such an expansion could involve significant initial entry costs. We expect that significant revenues from opportunities in Mexico may be achieved but only after we have been operating in that market for some time and secured sufficient market awareness of our services and competitive competencies. As a result, any continued effort to expand our operations so as to service commercial transactions in Mexico is likely to significantly increase our expenses and cause fluctuations in our operating results.  In addition, if we are unable to successfully penetrate this new market, we may continue to incur costs without achieving the expected revenues, which would harm our financial condition and results of operations.

Unless we develop, maintain and protect a strong brand identity, our business may not grow and our financial results may suffer.

We believe a strong brand is a competitive advantage in the commercial real estate industry because of the fragmentation of the market and the large number of agents and brokers available to the consumer. Because our brand is relatively new and unknown, we currently do not have recognizable brand identity. In addition, we have only recently initiated the design of our logo and marketing slogan, we believe that establishing and maintaining brand identity and brand loyalty is critical to attracting new clients. In order to attract and retain clients, and respond to competitive pressures, we expect to increase our marketing and business development expenditures to maintain and enhance our brand in the future. We plan to develop online, radio, outdoor and newspaper advertising and conduct future local cable access television advertising campaigns subject to capital constraints. We plan to increase our advertising expenditures substantially in the future as we generate additional revenue or otherwise secure additional capital. While we intend to enhance our marketing and advertising activities in order to promote our brand, these activities may not have a material positive impact on our brand identity. In addition, maintaining our brand will depend on our ability to provide a high-quality consumer experience and high quality service, which we may not do successfully. If we are unable to maintain and enhance our brand, our ability to attract new clients or successfully expand our operations will be harmed.

We have numerous competitors, many of which have valuable industry relationships and access to greater resources than we do.

The commercial real estate market is highly fragmented, and we have numerous competitors, many of which have greater name recognition, longer operating histories, larger client bases, and significantly greater financial, technical and marketing resources than we do. Some of those competitors are large national brokerage firms or franchisors, such as:

1.	Prudential Financial, Inc.;

2.	RE/ MAX International Inc, and

3.
Cendant Corporation, (which owns the Century 21, Coldwell Banker and ERA franchise brands, a large corporate relocation business and NRT Incorporated and is the largest brokerage in the United States).

We are also subject to competition from local or regional firms, as well as individual real estate agents. Our business model is not particularly novel or innovative in comparison to other firms engaged in the commercial real estate market and many consumers may be hesitant to choose us over more established brokerage firms. Some of our competitors are able to undertake more extensive marketing campaigns, make more attractive offers to potential agents and clients and respond more quickly to new or emerging technologies. Over the past several years we believe that there has been a slow but steady decline in average commissions charged in the real estate brokerage industry.

Changes in federal and state real estate laws and regulations, and rules of industry organizations such as the National Association of REALTORS®, could adversely affect our business. Propertline net loop mls commercial

The real estate industry is heavily regulated in the United States, including regulation under the Fair Housing Act, the Real Estate Settlement Procedures Act, state and local licensing laws and regulations and federal and state advertising laws. In addition to existing laws and regulations, states and industry participants and regulatory organizations could enact legislation, regulatory or other policies in the future, which could restrict our activities or significantly increase our compliance costs. In addition, industry organizations, such as the National Association of Realtors (NAR) and other state and local organizations, can impose standards or other rules affecting the manner in which we conduct our business.

Our business could be harmed by economic events that are out of our control and may be difficult to predict.

The success of our business depends in part on the health of the commercial real estate market, which traditionally has been subject to cyclical economic swings. The purchase of This is also true for residential property.  A real estate purchase is a significant transaction for most consumers, and one which can be delayed or terminated based on the availability of discretionary income. Economic slowdown or recession, rising interest rates, adverse tax policies, lower availability of credit, increased unemployment, lower consumer confidence, lower wage and salary levels, war or terrorist attacks, or the public perception that any of these events may occur, could adversely affect the demand for commercial or residential real estate and would harm our business. Also, if interest rates increase significantly, property owners' ability to purchase a new home or a higher priced home may be reduced as higher monthly payments would make housing less affordable. In addition, these conditions could lead to a decline in new listings, transaction volume and sales prices, any of which would harm our operating results.

We are vulnerable to concentration risks because our initial operations will be limited Southern Nevada

Initially, our real estate activities will be almost entirely conducted in Southern Nevada. This geographic concentration and limited number of projects makes our operations more vulnerable to local economic downturns and adverse project-specific risks than those of larger, more diversified companies.

The performance of our local economy will affect our sales and, consequently, the underlying values of our properties. For example, the economy in Nevada is heavily influenced by conditions in the gaming industry. In a weak market, we may experience reduced sales, which can significantly affect our financial condition and results of operations. The local economy is heavily dependent on the service industry (including tourism), government/military and businesses specializing in hotels and gaming. To the extent there is a significant reduction in tourism to Nevada, particularly Las Vegas, we would expect to see reduced sales of lower priced homes due to a likely reduction in lower paying tourism-related jobs. Due to our partial dependence on the military, any military base reduction plans could harm Nevada due to such base closures. Additionally, economic shifts affect residential and commercial property markets, and thus our business, in different ways. We intend to focus on commercial properties. A real estate firm with diversified clientele in both sectors may be better able to survive a downturn in the residential market if the commercial market remains strong. However, our focus on the commercial sector can make us more vulnerable than a more diversified brokerage firm.

If we fail to comply with real estate brokerage laws and regulations, we may incur significant financial penalties or lose our license to operate.

Due to the geographic scope of our operations and the nature of the real estate services we perform, we are subject to numerous federal, state and local laws and regulations. For example, we are required to maintain real estate brokerage licenses in each state in which we operate and to designate individual licensed brokers of record. If we fail to maintain our licenses, lose the services of our designated broker of record or conduct brokerage activities without a license, we may be required to pay fines or return commissions received, our licenses may be suspended or we may be subject to other civil and/or criminal penalties. As we expand into new markets, we will need to obtain and maintain the required brokerage licenses and comply with the applicable laws and regulations of these markets, which may be different from those to which we are accustomed, may be difficult to obtain and will increase our compliance costs. In addition, because the size and scope of real estate sales transactions have increased significantly during the past several years, both the difficulty and cost of compliance with the numerous state licensing regimes and possible losses resulting from non-compliance have increased. Our failure to comply with applicable laws and regulations, the possible loss of real estate brokerage licenses or litigation by government agencies or affected clients may have a material adverse effect on our business, financial condition and operating results, and may limit our ability to expand into new markets.

Federal and State regulation regarding fair wage or minimum wage standards might adversely effect us.

In addition to the real estate regulations discussed above, we are also subject to federal and state regulation of our employment practices including the compensation of Agents. Agents are exempt from the overtime and minimum wage provisions of the federal Fair Labor Standards Act because their duties selling commercial real estate and the commission-based method of compensation are designed to qualify for the "outside sales exemption" under the terms of the Fair Labor Standards Act and the U.S. Department of Labor's regulations. The "outside sales exemption" is applied on a case-by-case basis and is considered in light of the specific duties performed by an individual Agent. Accordingly, as to any individual Agent, in the event his or her duties become different than those currently assigned and contemplated, it might be determined that the exemption is inapplicable. In that event, we could be subject to penalties and damages including back pay and attorneys' fees for the failure to pay the individual in accordance with his or her actual duties. Further, the Department of Labor's regulations are subject to interpretation by the Department of Labor and the courts and are subject to change. New regulations were promulgated in final form on April 23, 2004 and went into effect August 23, 2004. Accordingly, there is neither, precedent or guidance regarding the interpretation and application of the new regulations nor any assurance how long these regulations will remain in place. In the event it appears the legal standard for the "outside exemption" changes, it may be necessary to modify the Agent compensation structure. Individual states also sometimes elect to adopt overtime and minimum wage laws providing greater benefits to employees than the Fair Labor Standards Act. The Agent job is designed to qualify for exemption from such laws, to the extent applicable, in the states in which we currently employ Agents. Like the federal law, these state laws are applied on a case-by-case basis considering the duties of specific individuals and are subject to judicial and agency interpretation and legislative change. New interpretations or changes in state law, or expansion of operations to states that do not recognize an "outside sales exemption" comparable to the federal exemption, may require modification of the Agent compensation structure.

We may have liabilities in connection with real estate brokerage activities.

As a licensed real estate broker, we and our licensed employees are subject to statutory due diligence, disclosure and standard-of-care obligations. In the ordinary course of business we and our employees are subject to litigation from parties involved in transactions for alleged violations of these obligations. In addition, we may be required to indemnify our employees who become subject to litigation arising out of our business activities, including for claims related to the negligence of those employees. An adverse outcome in any such litigation could negatively impact our reputation and harm our business.

You may not be able to sell your shares because there is no public market for our stock.

There is no public market for our common stock. All of our issued and outstanding common stock are currently held by Robert Stapp, an officer and director, and four other individuals associated with our Company.  Therefore, the current and potential market for our common stock is limited. In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.

If our stock ever becomes tradable, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond our control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

Investors may have difficulty liquidating their investment because our stock will be subject to penny stock regulation.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, thereby reducing the level of trading activity in any secondary market that may develop for our shares. Consequently, customers in our  securities may find it difficult to sell their securities, if at all.

Our common stock could trade at prices below the initial public offering price.

Before this offering, there has not been a public trading market for shares of our common stock. An active trading market may not develop or be sustained after this offering. The initial public offering price for the shares of common stock sold in this offering is entirely arbitrary. This price bears no relationship to the price at which our common stock may trade if a trading market develops for our stock.

Our stock price will likely be quite volatile and thinly traded, and you may not be able to resell your shares at all, or above the initial offering price.

The trading price of our common stock after this offering may fluctuate widely, depending upon many factors, some of which are beyond our control. These factors include, among others, the risks identified above and the following:

1.	variations in our quarterly results of operations;
2.	announcements by us or our competitors or lead source providers;
3.	changes in estimates of our performance or recommendations, or termination of coverage by securities analysts;
4.	inability to meet quarterly or yearly estimates or targets of our performance;
5.	the hiring or departure of key personnel, including agents or groups of agents or key executives;
6.	changes in our reputation;
7.	acquisitions or strategic alliances involving us or our competitors;
8.	changes in the legal and regulatory environment affecting our business; and
9.	market conditions in our industry and the economy as a whole.

In addition, the stock market in general, and the market for penny stock securities in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our actual operating performance. Also, in the past, following periods of volatility in the overall market and the market price of a company's securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management's attention and resources and could harm the price of our common stock. At present, we do not carry general liability and errors and omissions insurance. If in the future we do secure such insurance, it may not cover claims of these types or may be inadequate to protect us from all liability that we may incur.

Our share price could decline due to shares of our common stock eligible for future sale.

The market price of our common stock could decline as a result of any future sales of substantial amounts of our common stock in the public or private market after this offering, or from the perception that these sales could occur. These sales could also make it more difficult for us to sell our equity or equity-related securities in the future at a time and price that we deem appropriate. We believe that the shares sold pursuant to this offering will be immediately tradable without restriction.

Our principal stockholders, executive officers and directors own a significant percentage of our stock, and as a result, the trading price for our shares may be depressed and these stockholders can take actions that may be adverse to your interests.

Our executive officers and directors and entities affiliated with them will, in the aggregate, beneficially own more than one-third of our common stock following this offering. Currently officers, directors and control persons own 100% of the corporations outstanding stock.  This significant concentration of share ownership may adversely affect the trading price for our common stock because investors often perceive disadvantages in owning stock in companies with controlling stockholders. These stockholders, acting together, will have the ability to exert control over all matters requiring approval by our stockholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets. In addition, these stockholders who are executive officers or directors, or who have representatives on our board of directors, could dictate the management of our business and affairs. This concentration of ownership could have the effect of delaying, deferring or preventing a change in control, or impeding a merger or consolidation, takeover or other business combination that could be favorable to you.

Investors in this offering will bear a substantial risk of loss due to immediate and substantial dilution

Robert Stapp, who serves as one of our officers and is the sole director, acquired 2,000,000 restricted shares of our common stock at a price per share of $0.001. Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial "dilution." Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of our common stock in the future could result in further dilution. Please refer to section entitled "Dilution".

Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

All of GGI issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended. When the restriction on these shares is lifted, and the shares are sold in the open market, the price of GGI common stock could be adversely affected.

All of the presently outstanding shares of common stock, aggregating 4,750,000 shares of common stock, are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided GGI is current in its reporting obligations under the Exchange Act), subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. We currently have five shareholders who own all of the 4,750,000 restricted shares or 100% of the aggregate shares of common stock for which the one year holding period has expired. Thus, sales of shares by this individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of GGI common stock in any market that might develop.

GGI is selling the shares offered in this prospectus without an underwriter and may not sell any of the shares offered herein.

The common shares are being offered on our behalf by Robert Stapp, an officer and director of GGI, on a best-efforts basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that GGI is capable of selling all, or any, of the common shares offered hereby.

We are a relatively small company and have a correspondingly small financial and accounting organization. Being a public company may strain our resources, divert management's attention and affect our ability to attract and retain qualified directors.

We are a small company with finance and accounting organization that we believe is the appropriate size to support our current operations; however, with the new demands of being a public reporting company we may determine that our finance and accounting group is undersized. As a public company, we will be subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. The requirements of these laws and the rules and regulations promulgated thereunder will increase our accounting, legal and financial compliance costs, make some activities more difficult, time-consuming or costly and may place significant strain on our personnel, systems and resources.

The Exchange Act will require, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required. As a result, management's attention may be diverted from other business concern, which could have a material adverse effect on our business, financial condition and results of operations.

We expect that these rules and regulations will make it more difficult and more expensive for us to maintain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to maintain coverage. If we are unable to maintain adequate director and officer insurance, our ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent will be significantly curtailed.

Our management owns a significant amount of our outstanding common stock

The officers, directors, and control persons of the Company, as a group, currently own all of our outstanding common stock and can exercise substantial control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  This concentration of ownership significantly limits the power to exercise control by the minority shareholders who purchase Shares in this Offering.

Management has broad discretion with respect to the application of the net proceeds from the Offering

Although a portion of the net proceeds of this Offering are for specific uses, the balance will be available for working capital and general corporate purposes. See “Use of Proceeds” on page 35. Therefore, the application of the net proceeds of this Offering is substantially within the discretion of management. Investors will be relying on the Company's management and their business judgment based solely on limited information. No assurance can be given that the application of the net proceeds of this Offering will result in the Company achieving its financial and strategic objectives.

The price of our shares in this offering was arbitrarily determined by us and may not reflect the actual market price for the securities.

The offering price of $0.05 per share of common stock was arbitrarily determined by the Company and is unrelated to any specific investment criteria, such as the assets or past results of the Company’s operations.  In determining the Offering price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, and the Company's anticipated results of operations and the likelihood of acceptance of this Offering. Prior to purchasing shares, prospective investors are urged to review all financial and other information contained in this Offering with qualified persons to determine whether the investment is suitable.

The initial public offering price of the common stock was determined by us arbitrarily. The price is not specifically based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against a company following periods of volatility in the market price of its securities. If instituted against us, regardless of the outcome, such litigation could result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

The Company does not plan to pay dividends in the foreseeable future, thus investors will need to sell the Shares purchased in the Offering to realize a return on their investment

The Company intends to retain any future earnings to finance the operation and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future.  As a result, stockholders will need to sell shares of common stock in order to realize a return on their investment, if any.

There is no guarantee that we will be successful at raising enough funds to effectuate our business with the proceeds of this offering.

There is no assurance that we will be successful at raising the maximum amount of this offering. This is especially true in light of the fact that no underwriter is being utilized, and that we are not experienced in the sale of securities. If we only raise a portion of the offering, we will be limited in our ability to achieve our objectives. Furthermore, there will be a greater likelihood that investors will lose their entire investment.

FINRA sales practice requirements may limit a stockholders ability to buy and sell our stock

In addition to the "penny stock" rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholders' ability to resell shares of our common stock at all or at current market prices, which could increase a stockholders' risk of losing some or all of their investment.

Our stock is a penny stock. Trading of our stock may be restricted by SEC penny stock regulations and FINRA sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

If a trading market does develop for our stock, it is likely we will be subject to the regulations applicable to "Penny Stock." The regulations of the SEC promulgated under the Exchange Act that require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC regulations define penny stocks to be any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a standardized risk disclosure schedule prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customers account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage market investor interest in and limit the marketability of our common stock.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Securities purchased in this offering may be subject to possible future dilution

We are presently authorized to issue up to 75,000,000 shares of common stock without further shareholder approval. Presently, there are 5,014,000 shares issued and outstanding. If the maximum offering is successfully completed, there will be 7,000,000 shares issued and outstanding. Accordingly, we can issue, at any time(s), up to an additional 67,000,000 shares of common stock, possibly for nominal consideration, without shareholder approval. This would result in the proportionate dilution of the equity and voting positions of the then existing shareholders.

We do not yet own any registered trademarks, and there is no guarantee that the validity of the trademarks we may seek will not be challenged.

We do not own any registered trademarks and service marks at this time. We are not likely to register our brand name, logo and other marketing indicia with the United States Patent and Trademark Office until such time as we might deem appropriate. If or when we do so, there is no assurance that the registration will be accepted or that it will not be challenged by third parties. A finding of trademark infringement by a court or regulatory agency may result in an injunction or monetary damages and may have an adverse effect on our business, results of operations and financial condition.

We rely on a number of key personnel who could be difficult to replace.

Our success depends largely upon the continued services of our executive officers, key management and other personnel namely Robert Stapp and Joel Stokes. If we lose the services of one or more of our current executive officers or other key employees, it could have a material adverse effect on our business, results of operations and financial condition. Our officers and directors do not possess significant experience specific to packaged food products and related services.  Our success is likely to depend on their ability to successfully run our company and may require the retention of other employees with specific skills or experience.

Our revenues may suffer if general economic conditions worsen.

Our revenues and our ability to generate earnings in the future may be affected by general economic factors, such as excessive inflation, currency fluctuations and employment levels, resulting in a temporary or longer-term overall decline in demand for our products. Therefore, any significant downturn or recession in the United States or Canada could have a material adverse effect on our business, results of operations and financial condition.

Risks Relating to Mexico

Economic and political developments in Mexico may adversely affect our business

We have opted to target our real estate brokerage efforts in Mexico seeking out and identifying promising properties for both commercial and residential use by U.S. business interests and prospective real estate developers catering to individual retirees or vacationers seeking to acquire property there.  If we are successful and continue to operate in this target market, this might subject us to adverse consequences affecting our financial condition, results of operations, prospects and ability to service debt. Various factors such as inflation, interest rates, currency fluctuations, taxation, social instability, new regulatory environments and other political or economic developments, in or affecting Mexico, over which we have no control might negatively impact our Company.

A downturn in the Mexican economy may adversely affect us to the extent that we commence substantive real estate brokerage activity in that market.

Mexico has experienced a economic volatility characterized by exchange rate instability and devaluation of the Peso, high inflation, high domestic interest rates, negative economic growth, reduced consumer purchasing power and high unemployment In 1994 for instance, this economic uncertainty was caused in part from a series of internal disruptions and political and economic events that adversely affected the Mexican economy and undermined the confidence of investors in Mexico. In the second half of 1997 and in 1998, economic crises in Asia, Russia, and Brazil resulted in very volatile global financial conditions, large outflows of capital from emerging market countries such as Mexico, and volatile exchange rates for emerging markets' currencies such as the Peso. As a result, Mexico experienced higher interest rates, slower economic growth and higher inflation. Mexican interest rates, which had declined to an average of 19.7% per annum in 1997, increased in 1998 to an average of 24.7% per annum. Gross Domestic Product, or “GDP" growth declined from 6.76% in 1997, to 4.83% in 1998. Inflation, which had declined to 15.7% in 1997 increased to 18.6% in 1998.

The current slowdown in the U.S. economy has adversely affected the Mexican economy and our businesses. Although we believe that the actions taken by the U.S. Federal Reserve Board in lowering interest rates may accelerate a recovery of the U.S. economy, we cannot provide any assurance that this downturn will not continue or become more severe. If the Mexican economy experiences a recession or if inflation and interest rates increase significantly or other adverse economic conditions affect Mexico, our planned business and operations could suffer.

Political events in Mexico may affect our proposed business activities.

Since the Mexican federal government has exercised and continues to exercise significant influence over many aspects of the Mexican economy, its actions concerning the economy or regulating certain industries could have a significant effect on Mexican private sector entities, and on market conditions, prices and returns on Mexican securities.

Devaluations or changes of the Peso relative to the Dollar may adversely affect our our proposed business and operations.

In the past, the value of the Peso has been subject to significant fluctuations with respect to the Dollar, and it may fluctuate significantly in the future. Fluctuations in the exchange rate between the Peso and the Dollar will affect the Dollar value of any properties we might secure in the future assuming we are successful in targeting that market. Declines in the value of the Peso relative to other currencies may increase interest costs in Pesos and result in foreign exchange losses, and may increase the Peso cost of certain of raw materials and capital expenditures. At this time, we do not expect to hedge against the risk of exchange rate fluctuations.

An increase in inflation may adversely affect our financial condition and results of operation

During most of the 1980s and in 1995 and 1996, Mexico experienced high levels of inflation. In the past, inflation has led to high interest rates, devaluations of the Peso and (during the 1980s) substantial government controls over exchange rates and prices.  This is likely to result in adverse consequences to us if we succeed in developing our business with respect to Mexican properties. High rates of inflation relative to the rate of devaluation of the Peso against the Dollar reduce may reduce operating margins in business segments where costs are generally denominated in Pesos while sales are denominated in Dollars. We cannot assure you that Mexico will not experience high inflation in the future.

Environmental laws could result in added expenditures or liabilities

Any operations we might pursue related to Mexican real estate interests would be subject to Mexican federal and state laws and regulations relating to the protection of the environment. The fundamental environmental law in the Mexican federal system is the Ley General del Equilibrio Ecologico y la Proteccion Ambiente (the Mexican General Law of Ecological Balance and Environmental Protection or the “Ecological Law").  Under the Ecological Law, the Mexican government has implemented an aggressive program to protect the environment by promulgating rules concerning water, land, air and noise pollution, and hazardous substances. We have no basis for predicting what effect, if any, stricter enforcement of existing laws and regulations or the adoption of additional environmental laws and regulations would have on our proposed business plans with respect to Mexico.

Severe weather conditions or natural disasters could adversely affect our business, financial condition, results of operations or cash flows, or further increase our insurance premiums and deductibles or make insurance unavailable at commercially reasonable rates.

Mexico, is subject to tropical weather and natural disasters, which, if severe, could adversely affect tourism and to the extent that we might successfully engage in representing properties I Mexico and consummating real estate transaction in that locale, these weather conditions might have a negative effect on us.

The 2005 hurricane season in the Atlantic Ocean, Caribbean Sea and Gulf of Mexico (collectively, the "Atlantic") was the most active on record. The hurricane season had the most named storms (27 versus 21 in 1993, the previous record), the most hurricanes (14 versus 12 in 1969, the previous record) and the most category five storms (3). The Atlantic is in its eleventh year of heightened activity and is expected to remain active for the next decade or longer according to the National Oceanic and Atmospheric Administration’s National Weather Service (the "National Weather Service").

Hurricanes and other natural disasters, in addition to causing property damage, lead to decreased revenues and business interruption expenses, including increased marketing expenses until business returns to normal. We cannot assure you that our business and, consequently, our results of operations or financial condition, will not be adversely affected by severe weather conditions or other natural disasters in the future. Such weather conditions or natural disasters could cause significant damage to and suspension of our planned activities in Mexico.

USE OF PROCEEDS

Without realizing the minimum offering proceeds, we will not be able to implement our business plan as desired. Please refer to section entitled "Management's Discussion and Plan of Operation "for further information.

We intend to use the proceeds from this offering as follows:

	Minimum		75% of Maximum		Maximum
Application Of Proceeds	$	% of total	$	% of total	$	% of total
Total Offering Proceeds	35,000	100.00	75,000	100.00	100,000	100.00
Offering Expenses
Legal and Professional fees	3,000	8.57	3,000	4.00	3,000	3.00
Accounting fees	2,000	5.71	2,000	2.67	2,000	2.00
Blue-sky fees	300	0.86	300	0.40	300	0.30
Total Offering Expenses	5,300	15.14	5,300	7.07	5,300	5.30
Net Proceeds from Offering	29,700	84.86	69,700	92.93	94,700	94.70
Use of Net Proceeds
Accounting fees	4,800	13.71	4,800	6.40	4,800	4.80
Legal and professional fees	2,250	6.43	2,250	3.00	2,250	2.25
Office equipment and furniture	3,000	8.57	3,000	4.00	3,000	3.00
Office supplies	1,000	2.86	2,000	2.67	2,000	2.00
Salaries	-	-	24,000	32.00	36,000	36.00
Sales and marketing	9,000	25.71	21,000	28.00	34,000	34.00
Working capital (1)	9,650	27.58	12,650	16.87	12,650	12.65
Total Use of Net Proceeds	29,700	84.86	69,700	92.93	94,700	94.70
Total Use of Proceeds(2)	30,000	100.00	75,000	100.00	100,000	100.00

Notes:

(1)                 The category of General Working Capital may include, but not be limited to printing costs related to brochures and other physical marketing materials, postage, bilingual (translation) communication services, other general operating expenses.

(2)                 In the event the Maximum Offering is not achieved, the Company may require additional financing in the form of debt or equity from a third party. Prospective investors should also be aware that management has significant discretion to apply the available net proceeds allocated to working capital.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.  In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the negative book value of our issued and outstanding stock. This is due in part to shares of common stock issued to Robert Stapp, an officer and director of GGI, totaling 2,000,000 shares at par value $0.001 per share versus the current offering price of $0.05 per share. Please refer to the section entitled "Certain Transactions" for more information. Our net book value on June 30, 2008 was ( $28,679 ). Assuming all 2,000,000 shares offered are sold, and in effect GGI receive the maximum estimated proceeds of this offering from shareholders, GGI net book value will be approximately $0.010 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.04 per share while the GGI present stockholder will receive an increase of $0.016 per share in the net tangible book value of the shares that he holds. This will result in a 80.00% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchaser of the common stock in this offering for both maximum proceeds as summarized above and minimum proceeds.

	MINIMUM	MAXIMUM
Offering Price Per Share	$0.05	$0.05
Net tangible book value before Offering (Per Share)	$-0.0060	$-0.0060
Net tangible book value after Offering (Per Share)	$0.0009	$0.010
Increase per share attributable to New Stockholders	$0.006	$0.016
Dilution in Offering Price based upon New BVPS	$0.0491	$0.04000
Dilution as percentage of purchase price	98.2%	80.00%
Percent Owned by Founders with Maximum Offering:	n/a	70.37%
Percent Owned by Founders with Min. Offering:	90.48%	n/a
Percent Owned by prospective subscribers with Max. Offering:	n/a	29.63%
Percent Owned by DPO with Minimum Offering:	9.52%	n/a

PLAN OF DISTRIBUTION

This offering will be conducted on a best-efforts basis exclusively by or through Robert Stapp, an officer and director of the Company. Potential investors include, but are not limited to, family, friends and acquaintances of Mr. Stapp. The intended methods of communication include, without limitation, telephone and personal contact and electronic communication where appropriate. In his efforts to sell this offering, Mr. Stapp does not intend to use any mass advertising or public dissemination methods such as the internet or print media.  Funds received by the sales agent in connection with sales of our securities will be transmitted immediately into a trust account until the minimum sales threshold is reached. There can be no assurance that all, or any, of the shares will be sold.

1.
Mr. Stapp will not receive commissions for any sales he originates on our behalf. We believe that Robert Stapp is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, Mr. Stapp:

2.	Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act; and

3.	Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

4.	Is not an associated person of a broker or dealer; and

5.	Meets the conditions of the following:

a.	Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.	Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c.
Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Our officers and directors may not purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of the Prospectus, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which GGI has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, GGI has not identified the specific states where the offering will be sold. GGI will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to: Harold P. Gewerter, Client Trust Account fbo Galileo Group, Inc. ("Trust Account") and will be deposited in a non-interest/minimal interest bearing bank account until the minimum offering proceeds are raised. All subscription agreements and checks are irrevocable and should be delivered to Harold Gewerter. Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in the Trust Account pending achievement of the Minimum Offering and no funds shall be released to Galileo Group, Inc. until such a time as the minimum proceeds are raised. The trust agent will continue to receive funds and perform additional disbursements until either the Maximum Offering is achieved or a period of 90 days from the effective date of this offering expires, whichever event first occurs. Thereafter this agreement shall terminate. If the Minimum Offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The fee of the Trust Agent is $500.00.

Investors can purchase common stock in the offering by completing a Subscription Agreement and sending it together with payment in full to Harold P. Gewerter, Esq., 5440 West Sahara Avenue 3rd Floor, Las Vegas, NV 89146. All payments must be made in United States currency either by personal check, bank draft, or cashiers check. There is no minimum subscription requirement. Investors' failure to pay the full subscription amount will entitle Galileo Group, Inc. to disregard investors' subscription. All subscription agreements and checks are irrevocable. We reserve the right to either accept or reject any subscription within 30 days. Any subscription agreement rejected within this 30 day period will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

There is no current market for our shares

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.  The shares you purchase are not traded or listed on any exchange. We intend to have our common stock quoted on the OTC Bulletin Board. However, there is no assurance that we will be successful in finding a market maker who will be successful at having our shares quoted. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.  The OTC Bulletin Board is maintained by the National Association of Securities Dealers (the NASD, now known as the Financial Industry Regulatory Authority (FINRA)). The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a Penny stock.  A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or Accredited investor  (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of our shares and impede the sale of our shares in the secondary market, assuming one develops.  We  may sell some or all of our shares at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by us must be made at the fixed price of $0.05 until a market develops for the stock.

Certain Market Information

This Offering is the initial public offering of our securities. Accordingly, there has been, and there currently is, no public trading market for our common stock. Although we intend to seek a listing for our common stock on the OTCBB, a public trading market may never develop or, if one develops, may not be sustained. There is no guarantee that an active trading market for our securities will develop. You will likely not be able to sell your securities if an active trading market for our securities does not develop. Further, we can give no assurance that such a market could be sustained if a trading market for our securities were to develop, nor that our securities offered hereby could be resold at their original offering price or at any other price. Any market for our securities that may develop will very likely be a limited one and, in all likelihood, be highly volatile. In any event, if our securities traded at a low price, many brokerage firms may choose not to engage in market making activities or effect transactions in our securities. Accordingly, purchasers of our securities may have difficulties in reselling them and many banks may not grant loans using our securities as collateral.

LEGAL PROCEEDINGS

There are no known pending legal proceedings against our Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Directors are elected by the stockholders to a term of one year and serve until his or her successor is elected and qualified. Officers are appointed by the Board of Directors to a term of one year and serve until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)
Robert Stapp (2)	61	President, Secretary and sole Director	January 2006 - January 2007
Joel Stokes	60	Treasurer	May 2006 - January 2007

Notes:

(1)
A Director will hold office until the next annual meeting of the stockholders, which shall be held in January of 2009.  At the present time, Officers are appointed by the Board of Directors and will hold office until he or she resigns or is removed from office.  The maximum number of directors we are authorized to have is at the discretion of the Board of Directors. However, in no event may we have less than one director. Although we anticipate appointing additional directors, we have not identified any such person(s).

(2)
Robert Stapp has personal obligations to management his own real estate investments independent of Galileo Group, Inc. We expect that Mr. Stapp will spend approximately 10-20 hours per week on our business affairs. As at the date of this prospectus, we have not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Background of Directors, Executive Officers, Promoters and Control Persons

Robert Stapp, President, Secretary and Director

Mr. Stapp has served as President, Secretary and Director of the corporation since its inception.   Robert spent his early years growing up in the community of Sacramento, California where he was born. During some of these years the family lived in Lake Tahoe where Robert worked by his father's side in the restaurant and gaming industry. Robert obtained a BA in Business Administration from San Jose State College in 1968. He worked at a variety of employment venues from waiting tables to his now hobby the game of golf. Those early years provided Robert with ideas of salesmanship and implementing his ideas into the world of business. Out of college he entered the business world with Phoenix Mutual Life Insurance and proved he could keep large brokerage accounts in harmony while administrating and implementing health, disability and life insurance programs. This employment lasted for 6 years and gave him the springboard to branch out on his own. In 1974 he formed ARRBRO Consulting Company later to be known as Aaron Brothers Art Mart, a frame and art supply store with over 100 retail outlets throughout the U.S. His endeavors to set up and establish manufacturing relationships throughout Taiwan and the Philippine Islands helped create the corporation that Aaron Brothers is today. Robert still wanted to own and operate his own bar and restaurant operation. He decided to take his then young son and move to Big Fork, Montana where opportunities were to be had. He operated the largest gaming company in Montana to include bar and restaurant operations in conjunction with keno, bingo and live poker games. His establishments were located in Great Falls, Big Fork, Missoula, Helena and Kalispell, Montana. Between 1978 and 1986 he created a dynasty with a lot of dedication, some borrowed funds and his ethical business applications. Due to the illness of family he returned to the Northern California area in 1986 where he built and operated Joe's Original Hofbrau in Grass Valley, California. This successful operation boasted of a 240-seat restaurant and bar. In 1990 Robert became interested in real estate and land sales in particular. He was hired by Preferred Equities Corporation and relocated to Las Vegas, Nevada. The firm made him the General Manager of Calvada Land Sales. His strong business background and understanding of people helped him build the development of a 17,500 acre master planned community to include two golf courses and a utility company. He managed the entire sales and marketing department generating $50,000,000 annually in real estate transactions. Robert opened Galileo Group, Incorporated in January 2001 as the Senior Principal, to create a business and commercial real estate development company providing full financial services for the southern Nevada market. The Las Vegas, Henderson real estate explosion continues to grow and Galileo Group is taking advantage of the opportunity to prosper with that growth with our combined efforts and strong backgrounds in business and real estate. Robert is currently married, lives in Henderson, Nevada and is a Nevada Real Estate Licensee. He is a member of the Nevada Development Authority and serves on the President's Economic Advisory Counsel representing the State of Nevada. He and his wife Consesa love to travel and enjoy their 8-year-old granddaughter. When there is time, a round of golf with friends takes precedence.

Joel Stokes, Treasurer

Mr. Stokes has served as Treasurer of the Company since 2004.   Mr. Stokes was born in San Diego, California and attended San Diego State University.  He later graduated from the University of Pacific School of Dentistry in 1972, later establishing multiple dental practices in Southern California and Nevada.  He established residency in Southern Nevada in 1981, and had since owned and operated Paradise Dental Center, Legacy Dental, as well as Eastern Canyon Dental (each of these in Las Vegas, Nevada). During that period, W. E. Development LLC was established with Joel Stokes as the managing member and went on to purchase land and construct professional office buildings in multiple locations in the Las Vegas valley.  In 2000, Mr. Stokes was granted his Nevada Real Estate License which has been continuously registered with Galileo Group, Inc. Mr. Stokes has also earned his Nevada Broker's License and acts as the corporate broker for the Galileo Group, Inc. and is continuously active in the operations of the Company.

Neither Mr. Stapp nor Mr. Stokes have been the subject of:

1.	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses) ;
3.
any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4.
a finding by a court of competent jurisdiction (in a civil action) , the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

BOARD COMMITTEES

We have not yet implemented any board committees as of the date of this prospectus.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known by us to be beneficial owners of more than 5% of any such outstanding classes of securities, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, sole voting and investment power over their shares.

Title of Class	Name, Title and Address of Beneficial Owner (1)	Amount Beneficial Ownership (2)	Percent of Class
			Before	After (3)
Common	Robert Stapp, President, Secretary and Director	2,000,000	42.55%	30.00%
	Stacie Zuliani 178 Invery Ct. Henderson, NV 89074	2,000,000	42.55%	30.00%
	Colin Fidler 5665 N. Park Las Vegas, NV 89149	250,000	5.31	3.73
	Nevada Business Development Group 10620 Southern Highlands Pkwy. Suite 110-433 Las Vegas, NV 89141	250,000	5.31	3.73
	Joel Stokes, Treasurer	250,000	5.31	3.73
Common	All Directors and Officers as a group (2 people)	2,250,000	47.83%	35.49%

Footnotes

(1)	The address of each executive officer and director is c/o Galileo Group, Inc., 6260 S. Rainbow Blvd. Suite 110 Las Vegas NV. 89118.

(2)
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).     Voting and Dispositive power over the shares held by Nevada Business Development Group is held by Ted Campbell.

(3)	Assumes the sale of the maximum amount of this offering (2,000,000 shares of common stock) by us. The aggregate amount of shares to be issued and outstanding after the offering is 6,750,000.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 25,000,000 shares of common stock, with a par value of $0.001 per share.

Each share of common stock entitles its holder to one vote, either in person or by proxy, at meetings of stockholders. Stockholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than 50% of the issued and outstanding shares of common stock can elect all of our directors. Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions.

In summary, the holders of our common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of corporate affairs;

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in GGI shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

Preemptive Rights

No holder of any shares of our stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-Cumulative Voting

Holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. We do not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may, in the future, establish an incentive stock option plan for our directors, employees and consultants.

Admission to Quotation on the OTC Bulletin Board®

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1)	is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and
(2)	securities admitted to quotation are offered by one or more Broker-dealers rather than the specialist common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

Reports

After this offering, we will furnish our shareholders with annual financial reports certified by independent accountants, and may, at our discretion, furnish unaudited quarterly financial reports.

Transfer Agent

We intend to engage the services of Empire Stock Transfer, Inc.  Their contact information is as follows:

Empire Stock Transfer Inc.
2470 St. Rose Pkwy, Suite 304
Henderson, NV 89074
Tel:  702-818-5898
Fax:  702-974-1444
info@empirestock.com

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Harold Gewerter, Esq., our independent legal counsel, has provided an opinion on the validity of our common stock.   He has been retained for purposes of facilitating our efforts in securing registration before the Commission.

The financial statements for the year ended December 31, 2007 and 2006 included in this prospectus and the registration statement have been audited Moore & Associates Chartered, Independent Registered Public Accounting Firm to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

AUDIT COMMITTEE

We do not have a standing audit committee of the Board of Directors. Management has determined not to establish an audit committee at present because of our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. We do not have a financial expert serving on the Board of Directors or employed as an officer based on managements belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Item 401(e) of Regulation S-B is beyond its limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in its financial statements at this stage of its development.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the above provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is unenforceable.

ORGANIZATION WITHIN THE LAST FIVE YEARS

We were incorporated in the State of Nevada on January 30, 2001.  Please see section entitled "Recent Sales of Unregistered Securities" for capitalization history.

DESCRIPTION OF BUSINESS

Since inception, Our Company has not generated significant consistent revenues.  As of the date of this Prospectus, we have initiated start-up operations and have generated modest revenues and we are now prepared to implement our long term plan for growth. We believe that, if we obtain close to the maximum proceeds from this offering, we will be able to implement our business plan and conduct business pursuant to this plan for the next 12 months.  We focus on commercial properties in and around Las Vegas, Nevada and we have target Mexican property markets and real estate speculators interested in developing commercial, residential and vacation properties in and around tourist destinations throughout coastal mid and northern Mexico.  Our administrative office is located at 6260 S. Rainbow Suite 110 Las Vegas NV 89118.  Our fiscal year end is December 31.

Fees are generated when we successfully secure a buyer or seller for real property and a transaction is consummated.  We generate these fees in the form of a commission payment paid to us.  We receive payment first then pay the agent of record for each transaction a standard commission depending upon the commission schedule we have established for each agent.  Commissions range from 10 to 30% paid to the agent(s) calculated upon the net fee earned by the Company.   We determine the fees.  The fees may vary from customer to customer and from agent to agent.    As is customary in the industry, the Listing Agent for a property sets the commission schedule.

We have never been subject to any bankruptcy, receivership or similar proceeding nor have we engaged in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business. Neither we, nor our officers, Directors, promoters or affiliates, have had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Principal Products and Market(s)

We are a service oriented commercial real estate company located in Las Vegas, Nevada. The Company facilitates the purchase and sale of real property for the benefit of buyers and sellers, individual and corporate clients. We focus specifically on commercial real estate interests for business use and speculative and investment objectives.  In addition, we are engaged in providing business brokerage services for clients seeking to purchase or sell commercial enterprises.

As a business broker, the Company assists in the sale and purchase of other small companies (usually small retailers or service providers—tanning salons, dentist offices as examples.)   The Company generally receives an 8% commission on businesses in which it acts as a sales broker or finder.   Mr. Randoplh and the Company split commissions 20-80 on Medical-Dental business sales, which is an area where he has particular expertise.

Industry Background and Competitive Business Conditions

The market for commercial real estate brokerage services is highly fragmented at the national level.  There are many very large brokerages with significantly greater assets and resources at their disposal.  Such firms maintain multiple offices, branches or franchises in cities throughout the United States.  There are also many smaller real estate brokerage firms owned and operated by one or a few individuals in every local community throughout the country.  We compete with these brokerages within the scope of our local geographic reach.  Some of our competitors are large, national brokerage firms or franchisors.  A few such firms include:

1.	Prudential Financial, Inc.;

2.	RE/MAX International Inc; and

3.
Cendant Corporation, (which owns the Century 21 Coldwell Banker and ERA franchise brands, a large corporate relocation business and NRT Incorporated).  Cendant Corporation is the largest brokerage in the United States.

Traditionally, real estate brokers have offered a full, “bundled” package of services to sellers and buyers, including marketing the seller’s home or assisting in the buyer’s search, holding open houses and showing homes, preparing offers and assisting in negotiations, and coordinating the steps to close the transaction. Because real estate transactions are complex and infrequent for most people, many consumers benefit from a broker’s specialized knowledge of the process and of local market conditions.  Still, some consumers choose to complete real estate transactions without a broker’s assistance, including those who sell their properties on their own, or “for-sale-by-owner.”

For many years, the industry has used a commission-based pricing model, with sellers paying a percentage of the sales price as a brokerage fee. Brokers acting for sellers typically invite other brokers to cooperate in the sale of the property and offer a portion of the total commission to whoever produces the buyer.  Agents involved in the transaction may be required to split their shares of the commission with their brokers.  Under this approach, brokers and agents receive compensation only when sales are completed.

In recent years, alternatives to this traditional full-service brokerage model have become more common.  Discount full-service brokerages charge a lower commission than the prevailing local rate, but offer a full package of services.  Discount limited-service brokerages offer a limited package of services or allow clients to choose from a menu of “unbundled” services and charge reduced fees on a commission or fee-for-service basis.

Most local commercial real estate markets have a multiple listing services for commercial properties such as Property Line or “MLS”.  MLS also refers to “Multiple Listing System” or “Multiple Listings Service”.  (In the context of this document we refer to the term MLS so as to mean any and all such services.)  It is a group of private databases allowing real estate brokers representing sellers under a listing contract to widely share information about properties with real estate brokers who may represent potential buyers or wish to cooperate with a seller's broker in finding a buyer for the property.)   MLS has developed a commercial version of their database.

Participating brokers use Property Line or MLS to “list” the properties they have for sale, providing other brokers with detailed information on the properties (“listings”), including how much of the commission will be shared with the buyer’s agent.  The services act as a single, convenient source of information that provides maximum exposure for sellers and facilitates the property search for buyers.  Each MLS is a private entity with its own membership requirements and operating policies and procedures. According to NAR, approximately 900 MLS’s nationwide were affiliated with the trade association in 2005.

Business Brokerage

We are eligible do conduct business brokerage services here in the State of Nevada.  We have licensed Bob Randolph as an agent with our company.  He is primarily engaged in cultivating our business brokerage operations.   Typically we split fees with Mr. Randolph on an 80/20 basis.

During the 73rd Session of the Nevada Legislature, Senate Bill 315 passed, requiring a permit endorsement on a real estate license to engage in business brokerage.

Any person who has a real estate license on October 1, 2005, may continue to act as a business broker without a permit until January 1, 2007.

A business broker as a person who, while acting as a real estate broker, broker-salesman or salesman for another and for compensation or with the intention or expectation of receiving compensation:

(a) Sells, exchanges, options or purchases a business;

(b) Negotiates or offers, attempts or agrees to negotiate the sale, exchange, option or purchase of a business; or

(c) Lists or solicits prospective purchasers of a business.

The Real Estate Commission in Nevada adopted regulations clarifying the phrase, “engage in business as a business broker” to mean engaging in the business of:

1. Selling, exchanging, optioning or purchasing;

2. Negotiating or offering, attempting or agreeing to negotiate the sale, exchange, option or purchase of; or

3. Listing or soliciting prospective purchasers of; the tangible assets and goodwill of an existing enterprise, if the sale or purchase of the tangible assets and goodwill of the enterprise requires the seller and purchaser to file with the Internal Revenue Service a Form 8594, Asset Acquisition Statement, or its equivalent or successor form.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Caution Regarding Forward-Looking Information

Certain statements contained in this quarterly filing, including, without limitation, statements containing the words believes・, anticipates・, expects・ and words of similar import, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Given these uncertainties, readers of this prospectus and investors are cautioned not to place undue reliance on such forward-looking statements.

Plan of Operation

The following discussion should be read together with our financial statements and related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements based upon current expectations that involve numerous risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including but not limited to those set forth under "Risk factors" and elsewhere in this prospectus. We undertake no obligation to update any information contained in these forward-looking statements.

General Overview

We are an independent, local, full-service, real estate brokerage firm operating primarily in Southern Nevada. We service primarily commercial properties. Using the Internet, the industry standard Multiple Listing Service (MLS) we are capable of proffering the very same information and services to buyers and seller of real property. We offer our clients an in-depth knowledge of the local real estate climate in Southern Nevada. We share a portion of our commissions with our agents at fee levels comparable to those offered by most traditional brokerage companies in our markets. Generally, clients pay a total brokerage fee of 6.0% to 7% of the transaction value, of which 3% to 4% is paid to agents representing buyers. These fees are applicable to residential properties.  For commercial properties, our fees are typically higher. Our net revenues are comprised primarily of commissions earned as agents for sellers in commercial real estate transactions. We focus on representing sellers in commercial transactions which depending on the size of the deal fee's can be any where from 1% to as high as 10%. We derive most of our revenues from these commissions.  Mr. Stapp is for the most part, the only producing agent of substance actively seeking opportunities for our Company.  From time to time Mr. Stokes facilitates our efforts in generating revenues and acts as corporate broker.  We were formed as a Nevada corporation in 2001 and currently limit operations to the Las Vegas metropolitan area, and Henderson, the largest cities in Southern Nevada. We have targeted Mexico and real estate interests in mid and Northern Mexico for potential properties.  As of June 26, 2007, we had three licensed agents. The principal officers and directors devote only part of their time to the execution of our business. They are otherwise engaged other activities. See, "Risk Factors".

As of the date of this prospectus, we have implemented operations and have generated revenues by successfully brokering only a modest number of commercial property transactions in the greater Las Vegas metropolitan area. Independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which the Prospectus is a part. In addition, our lack of sufficient operating capital could negatively impact the value of our common shares and could result in the loss of your entire investment.

Over the past 3 years we have not experience any significant changes in ownership, have no outstanding litigation and do not foresee in any the near future.    We have not bought or sold anything in the past few years outside our normal course of day to day operations.

The Galileo Group has always been a commercial Real Estate dealing in land and commercial centers.  We are a firm that deals mostly with high net worth individuals on both the buy and sell side.  We also deal with developers and builders finding properties and consulting on projects. The Company provides some general consulting in relation to items such as zoning, return on investment calculations, cap. rates, etc.   Because of our unique client base we have been offered consulting jobs locally and in other countries and review every opportunity on a case by case basis.  On rare occasions we have helped client buy or sale homes but that is for existing clients and family only.

Over the past three years we were highly involved in the design, development and leasing of a large Asian themed shopping center in Las Vegas NV.  Our firm spent most of its time on this project on a sweat equity basis and in the end of 2007 with the decline in the capital markets the partners decided to go there separate ways.  This caused our annual revenue to decline in mid 2006 through all of 2007.   Throughout most of 2006 and the first 9 months of 2007, the Company was a minority owner of a partnership to build and lease this center.   The Company was owed $500,000 per year for its services but due to the termination fo the project, settled for $316,000 in 2007.    In the commercial Real Estate industry revenue is made on only a few transaction per year, but those transactions can be quite lucrative and can take any where from 6 – 12 months to get closed.  We feel we should have a few closings in 2008 and a strong 2009.

Trends in our business

Our business has not generated consistent, significant revenue. For the year ended December 31, 2007 we generated $51,342 in revenues.  For the year ended December 31, 2005, we generated $314,411 in revenues, compared to $22,247 in 2006. The number of our closed transactions and the size of those transactions are relatively nominal compared to most of our competitors who devote more time and resources to the business. Given our limited operations it is difficult to assess our average net revenue per transaction in any meaningful manner. Our transaction volume is primarily a function of number of producing agents we employ. We hope to increase our transaction volume by attracting more agents to our firm notwithstanding the fact that we operate in a highly competitive environment. Increases in average net revenue per transaction are often attributable to increasing property prices. As we add additional agents, we believe we will continue to increase our transaction volume and grow our business. Our agent productivity is constrained by the fact that our primary producer does not devote his full time to the business. We may hire agents who already work for competing brokerage firms in our existing markets. By hiring those established agents, we believe we can increase our transaction volume sooner than if we were to hire recently licensed and inexperienced agents.

In addition, we believe that customer acquisition will be our core focus, and while we anticipate that the difficulty of acquiring a sufficient number of leads may increase over time, we expect that we can mitigate some of that impact with repeat and referral business, as well as by increasing our visibility and credibility to potential clients over time. At present our market share in Southern Nevada is nominal. We believe that there is significant opportunity to secure a modest increase in our market share and grow our revenues, even if overall sales decline due to changing consumer sentiment, interest rate increases or other economic or geopolitical factors. We have adjusted our cost structure and revenue model in order in favor of minimizing expenses and overhead. We do not pay salaries to employees, agents, officers or directors. Robert Stapp and Joel Stokes have each received commissions, (See, "Executive Compensation") based upon their sales activity or production. We have not entered into any employment agreements with any individual. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. We do not expect to compensate personnel except for compensation related to sales commissions until such time as we secure a consistent, positive cash flow. Over the past several years there has been a slow but steady decline in average commissions charged in the real estate brokerage industry, in part due to companies exerting downward pressure on prices with a lower commission structure. Consumers are more inclined to negotiate fees with their agents. We believe that many consumers are focusing on absolute commission dollars paid to sell their property as opposed to accepting a traditional standard market commission percentage. According to REAL

CRITICAL ACCOUNTING POLICIES

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, costs and expenses and related disclosures. On an ongoing basis, we evaluate our estimates and assumptions. Accordingly, our actual results may differ from these estimates under different assumptions or conditions. Our significant accounting policies are described in Note 2 of the notes to our financial statements, and of those policies, we believe that the following accounting policies involve the greatest degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to understand and evaluate our financial condition and results of operations.

Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.  The computations of basic loss/gain per share of common stock are based on the weighted average number of shares outstanding at the date of the financial statements. There are no common stock equivalents outstanding.

Revenue recognition

We derive the substantial majority of our revenues from commissions earned as agents for buyers and sellers in commercial real estate transactions. We recognize commission revenues upon closing of a sale and purchase transaction, net of any commissions and other appropriate costs, as evidenced by the closure of the escrow or similar account and the transfer of these funds to all appropriate parties. Form time to time, we may recognize non-commission revenues from other business directly or indirectly related to real estate, as the fees are earned from the other party. Revenues are recognized when there is persuasive evidence of an arrangement, the price is fixed or determinable, collectibility is reasonably assured and the transaction has been completed.

Allowance for doubtful accounts

We maintain an allowance for doubtful accounts for specific estimated losses resulting from the failure of an escrow company, attorney, broker or other party to make required payments. Determination of collectibility of accounts receivable and the establishment of allowances requires judgment on the part of management and includes ongoing assessment of specific receivables exposure and history of collections.

Provision for Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely that not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Tax Reform Act of 1986 limits the use of net operating loss and tax credit carryforwards in certain situations where there are significant changes in the ownership of a company's stock. The difference between our effective income tax rate and the federal statutory rate is primarily a function of the valuation allowance provided against the net deferred tax assets and permanent differences. Our future effective income tax rate will depend on various factors, such as changes in our valuation allowance, pending or future tax law changes including rate changes and the tax benefit from research and development credits, potential limitations on the use of federal and state net operating losses, and state taxes.

Net deferred tax assets consist of the following components as of December 31, 2007 and 2006:

	2007	2006
Deferred tax assets	$-	$-
Deferred tax liabilities	$-	$-
Net deferred tax asset	$-	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 15% to pretax income from continuing operations for the years ended December 31, 2007 and 2006 due to the following:

	2007	2006
Book income (loss)	$5,335	$(13,465)

Valuation Allowance	(5,335)	13,465
	$-	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in the future.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

As at December 31, 2007, the fair value of cash and accounts and advances payable, including amounts due to and from related parties, approximate carrying values because of the short-term maturity of these instruments.

We maintain certain credit lines.  These include: Wells Fargo Business Line for a total of $106,000 at two points over prime, Citibank for a total of $39,600; and Bank of America for a total of $40,600.  Each is presently at a zero balance.

Recently Issued Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109", which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company has adopted of FIN 48 effective January 1, 2007 and the adoption of FIN 48 had no material impact on its financial reporting or its disclosure requirements.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, "Accounting for Servicing of Financial Assets--an amendment of FASB Statement No. 140." This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer's financial assets that meets the requirements for sale accounting; a transfer of the servicer's financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company's financial condition or results of operations.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, at December 31, 2007 and June 30, 2008 , the Company has minimal revenues from sales of its services. Additionally, as of June 30, 2008 , the Company had an accumulated deficit of $36,867 and limited operating funds. These matters raise substantial doubt about the Company's ability to continue as a going concern.

The Company is expanding its efforts to market its services and is seeking additional operating capital through the private placement of shares of its common stock.

However, there is no assurance that the Company's efforts in this regard will be successful.

The Company's ability to continue as a going concern is dependent on its success in developing a consistent revenue source or, alternatively, in obtaining short-term financing while its business is being developed. There are no assurances that such revenues will fully develop, or that financing can be obtained at terms acceptable to the Company. To the extent that such financing is equity-based, this may result in dilution to the existing shareholders.

The financial statements presented herein do not include any adjustments that might result from the outcome of these uncertainties.

RESULTS OF OPERATIONS

Year to Year

The following table summarizes certain financial data related to our operations:

	For the Year Ended
	December 31, 2007	December 31, 2006
REVENUES	$51,342	$22,247
EXPENSES
Depreciation and Amortization	-	-
General and administrative	11,602	110,010
Total Expenses	11,602	110,010
Income (Loss) From Operations	39,740	(87,763)
OTHER INCOME (EXPENSE)
Interest expense	(4,171)	(2,001)
Total Other Income (Expense)	(4,171)	(2,001)
Income (Loss) Before Taxes	35,569	(89,764)
Income tax expense	-	-
Net Income (Loss)	35,569	(89,764)
Basic Earnings Per Share of Common Stock	0.01	(0.01)
Weighted Average Number of Common Shares Outstanding	4,750,000	4,229,167

Our most Recent Quarter

The following table summarizes certain financial data related to our operations:

	For the Six Months Ended
	June 30, 2008	June 30, 2007 (Unaudited)
REVENUES	$4,560	$1,800
EXPENSES
Depreciation and Amortization	-	-
General and administrative	$25,513	54,889
Total Expenses	$25,513	54,889
Income (Loss) From Operations	(20,953)	(53,089)
OTHER INCOME (EXPENSE)
Interest expense	(147)	(2,394)
Total Other Income (Expense)	(147)	(2,394)
Income (Loss) Before Taxes	(21,100)	(55,483)
Income tax expense	-	-
Net Income (Loss)	(21,100)	(55,483)
Basic Earnings Per Share of Common Stock	(0.00)	(0.01)
Weighted Average Number of Common Shares Outstanding	4,750,000	4,750,000

The substantial difference between our net revenues is primarily due to the limited time Mr. Stokes and Mr. Stapp are able to devote to the business of our company. As a result our revenue will vary significantly form period to period. Transaction volume an important factor in generating revenue is not likely to increase unless or until we are able to attract producing brokers or otherwise devote more of our time, effort, ad resources to the business.  The increase in interest expense is primarily due to our increase in the balance(s) of our credit lines.

Cost of Revenues

	For the Year Ended December 31, 2007	For the Year Ended December 31, 2006
Cost of Revenue
Operating Expenses
General and administrative	$11,602	$110,010
Total Operating Expenses	$11,602	$110,010

	For the Six Months Ended June 30, 2008	For the Six Months Ended June 30, 2007
Cost of Revenue
Operating Expenses
General and administrative	$25,513	$54,889
Total Operating Expenses	$25,513	$54,889

Our cost of revenues consists of commissions, related payroll taxes, benefits and expense allowances paid to our Agents, office expenses, etc., generally categorized as general and administrative expenses. General and administrative expenses also include occupancy costs, legal and accounting fees, and other general operating support costs. As we expand our business and incur additional costs associated with being a public company, we expect our general and administrative expenses to increase in absolute dollars and decrease as a percentage of net revenues. The substantial difference in our cost of revenue for the year ended December 31, 2007 and 2006 is primarily a function of the limited time Mr. Stokes and Mr. Stapp are able to devote to the business of our company. As a result it will vary significantly form period to period.

Marketing and Business Development

If we are successful in acquiring additional resources, particularly additional working capital, we expect to increase the scope of our marketing and advertising efforts. This of course, will result in increased costs relating to our marketing, advertising and client acquisition activities. We expect our marketing and business development expenses to increase in 2008 in absolute dollars, but hat such an increase will be limited to the availability of capital generated through either additional sales resulting in revenue or the possible sale of additional stock in a public or private offering. At this time we have no plans to raise additional capital unless or until we succeed in securing listing. We cannot be certain however; that even if we do list that our capital raising efforts will be successful.  We are primarily interested in identifying and securing real estate related opportunities in the Southwest and in Mexico.  Mr. Stapp has devoted himself to researching potential commercial and resort-based real estate projects throughout Northwestern Mexico.  We have opted to make concerted effort on our part to grow our business by concentrating in and around this geographic locale.  Some of these factors that may affect our business include the following political and economic elements.

Key Statistics

Annual % change	2006	2007f	2008f	2009f
GDP growth	4.8	3.1	3.5	3.5
Industrial production	5.0	0.9	4.0	4.4
Consumer spending	5.0	2.7	2.8	2.8
Consumer price inflation	3.6	4.0	3.3	3.1
Average earnings (whole economy)	5.0	5.0	4.9	4.7
Unemployment rate (% average)	3.6	3.7	3.4	3.4
Current account balance (% of gdp)	-1.9	-6.9	-10.0	-8.3
Budget balance (% of gdp)	-1.6	-0.3	-0.9	1.0
Short-term interest rate (3m interbank, % average)	7.3	7.2	7.4	7.2
Bond yield (10-year government bond, % average)	7.5	7.6	8.5	8.9
Exchange rate (Peso/US$, end year)	10.83	10.98	11.32	11.65
f: Forecast

LIQUIDITY AND CAPITAL RESOURCES

We have funded our operations primarily through limited operations and nominal revenue derived therefrom as well as the sale of common stock. We expect that the minimum offering which is the subject of his registration statement will result in sufficient capital for the next 12 months of operations. If our operations over the course of the next 12 months does not result in enhanced revenue generation we may be obliged to raise additional capital in a public or private offering our securities. We do not anticipate securing capital through debt financing.

Operating activities

Our primary source of operating cash flow is the collection of our commission income from escrow companies or similar intermediaries in the real estate transaction closing process. Our cash outflows are also impacted by related compensation costs and client acquisition costs (marketing and advertising expenses and finders and referral fees). A number of non-cash items may be charged from time to time to expense and increase our net loss or decrease our net income. These items might include depreciation and amortization of property and equipment, amortization of debt discounts and non-cash interest expense relating to any stock-based compensation charges.

Financing Activities

On February 28, 2006, the Company issued 2,000,000 shares of its common stock in a private placement for net cash of $4,500. On March 31, 2006, the Company issued 750,000 shares for services valued at $1,688.

Our ability to fully commence operations is entirely dependent upon the proceeds to be raised in this offering. Depending on the outcome of this offering, we plan to pursue one of the following courses:

Plan 1: Minimum offering.

If only the minimum of $35,000 is raised in this offering, we will immediately begin to implement the aforementioned plans to generate business sufficient enough to maintain ongoing operations. This entails enhancing public awareness of our company. In order to execute a public awareness program, we intend to use approximately $2,000 to $3,000 of the monies allocated toward working capital, with the remainder being held in reserve to cover any unforeseen costs.

Additional Office equipment is expected to be at least $3,000, consisting primarily of computers, computer peripherals, printers, software, storage cabinets, fax machine and telephone equipment.

We have budgeted $1,000 for general office supplies, which is expected to consist mainly of paper, printer cartridges and general office supplies like pens, paperclips, file folders, staplers, etc.

We believe we will be able to execute the business plan adequately and continue as a going concern if the minimum proceeds of this offering are realized. GGI does not, however, expect to generate revenue in the first six months of operation from the date the first funds are received from this offering.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations.

Plan 2: 75% of the maximum offering.

In the event 75% of the maximum offering is raised, management will supplement its activities addressed in Plan 1, as delineated above. We are not certain that we will generate sufficient revenues in the first six months of operation from the date the first funds are received. We expect to continue to increase consumer awareness by utilizing the increased allocation for sales and marketing, both to increase total sales volume and to attract producing agents.

Although working capital increases under this scenario to $12,650, GGI does not anticipate that the costs of researching specific target clients will increase materially. Thus, the difference will be held in reserve for potential unanticipated expenses and/or opportunities. In the event sufficient sales are not generated in the first six to eight months, GGI growth could be slower than anticipated.

Under this scenario, GGI plans to employ additional staff on an as needed basis who will be paid a competitive salary driven by the marketplace.

GGI has maintained its budget for office equipment and furniture at the $3,000 level. However, GGI does believe these expenditures may increase materially over the allocation budgeted if business develops rapidly.

The amount allocated for office supplies has been increased from $1,000 to $2,000 under this scenario and may be used to supplement additional office equipment and furniture as needed.

The allocation for sales and marketing is dramatically increased from $9,000 to $21,000 as this line item is the foundation for building greater revenues.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations.

Plan 3: Maximum offering.

In the event the maximum amount of $100,000 is raised, GGI still does not expect to generate revenue in the first six months of operation from the date the first funds are received from trust. Under Plan 3, management will supplement the activities addressed in Plan 2, as delineated above. Working capital is maintained at $12,650, as GGI continues to believe that the costs of researching specific target clients will not increase. Thus, the difference will again be held in reserve for potential unanticipated expenses and/or opportunities.

GGI expects allocate greater resources, time and effort to sales and marketing given the increase in the budget to this line item and the potential revenues such activity can generate. As such, the allocation for sales and marketing is increased from $21,000 to $36,000 as this line item is the foundation for building greater revenues

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations.

In addition, if the maximum proceeds are raised in this offering, GGI plans to seek additional office and sales staff as the anticipated increased work volume develops.

Regardless of the ultimate outcome and subsequent plan to be implemented, GGI has budgeted for certain expenditures that it expects to remain constant. GGI expects accounting fees to be $2,000 for the full year 2006, which includes reviewed financial statements for quarterly reports and audited financial statements for the year ended December 31, 2006. All statements are to be filed in applicable periodic reports with the SEC in accordance with Item 310 of Regulation S-B. Legal and professional fees are expected to aggregate $3,000, and are expected to consist mainly of legal fees, as well as ongoing Edgar conversion costs and various other professional services performed in relation to the anticipated ongoing reporting requirements of a public reporting company. All use of proceeds figures represent management's best estimates and are not expected to vary significantly. However, in the event GGI incurs or expects to incur expenses materially outside of these estimates, GGI intends to file an amended registration statement, of which this prospectus is a part of, disclosing the changes and the reasons for any revisions.

Our ability to maximize operations is dependent upon the proceeds to be raised in this offering. If GGI does not raise at least the minimum offering amount, it will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues. The realization of sales revenues in the next 12 months is important in the execution of the plan of operations. However, GGI cannot guarantee that it will generate such growth. If GGI does not produce sufficient cash flow to support GGI operations over the next 12 months, GGI may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. GGI can not assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for operations to reach its maximum potential.

GGI management does not expect to incur research and development costs. We do not own any significant plant or equipment that it would seek to sell in the near future. GGI management does not anticipate the need to hire additional employees over the next 12 months, with the possible exception of office support and sales staff should business develop of a sufficient nature to necessitate such expenditure. Currently, GGI believes the services provided by Robert Stapp, an officer and director, appears sufficient at this time. GGI believes that its operations are currently on a small scale that is manageable by present personnel. GGI has not paid for expenses on behalf of any director. Additionally, GGI believes that this fact shall not materially change.

Future needs

We believe that cash flows from operations and our current cash and cash equivalents together with the proceeds we might receive as a result of the offering we are presently registering will be sufficient to fund our operations for at least the next 12 months. Our future capital requirements will depend on many factors, including our rate of growth into new geographic markets, our level of investment in technology and advertising initiatives. Although we are currently not a party to any agreement or letter of intent with respect in investments in, or acquisitions of, complementary businesses, products or technologies, we may enter into these types of arrangements in the future, which could also require us to seek additional equity or debt financing. We currently have no significant bank debt or line of credit facilities. In the event that additional financing is required, we may not be able to raise it on terms acceptable to us or at all. If we are unable to raise additional capital when desired, our business, operations and results will likely suffer. Our auditors have issuer a "Going Concern "opinion. It reads substantively as follows:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, at December 31, 2006, the Company has minimal revenues from sales of its services. Additionally, the Company had an accumulated deficit of $51,336 and limited operating funds. These matters raise substantial doubt about the Company's ability to continue as a going concern.

CONTRACTUAL OBLIGATIONS AND COMMITMENTS

GGI at the present time uses an office located at 6260 S. Rainbow Blvd. Suite 110 Las Vegas NV 89118.

MARKET SEASONALITY, CYCLICALITY AND INTEREST RATE INFLUENCES

The commercial real estate brokerage market is influenced both by annual seasonality factors, as well as by overall economic cycles. While individual markets vary, opened transaction volume activity nationally tends to progressively increase from January through the summer months and then gradually slows over the last three to four months of the calendar year. Revenues in each quarter are likely to be affected by activity during the prior quarter, given the typical 30- to 45-day time lag between contract execution and closing. We believe we may be influenced by overall market activity. We generally experience the most significant impact in the first and fourth quarters of each year, when our revenues are typically lower relative to the second and third quarters as a result of traditionally slower property sales activity and reduced listings inventory between Thanksgiving and Presidents' Day. We believe that the overall macroeconomic environment and periodic business cycles can influence the general health of the commercial real estate market at any given point in time. Generally, when economic times are fair or good, the housing market tends to perform well. If the economy is weak, interest rates dramatically increase, or there are market shocks such as terrorist attacks or threats, the outbreak of war or geopolitical uncertainties, the housing market could be negatively impacted. Many factors influence an individual's decision to buy or sell a property, and we believe that no one factor alone determines the health of the commercial real estate market. For example, while a rise in interest rates could lead to lower demand for housing or put downward pressure on prices, it is our experience that lifestyle influences, such as job relocation, changes in family dynamics or a desire to change neighborhoods, significantly impact the demand for residential and commercial real estate. In addition, periods of interest rate increases are often characterized by improving economic fundamentals, which can create jobs, increase incomes and bolster consumer confidence, all of which are factors that positively influence housing demand. It is difficult to predict which influences will be strongest, and ultimately whether the housing market will be affected positively or negatively when faced with numerous influences. Increasing interest rates may lead to a lower demand for housing or put downward pressure on prices. Higher interest rates could increase monthly housing payments or reduce the amount an individual can pay, which may have an adverse effect on pricing and affordability. It is also possible that home ownership rates, which reached an all time high are likely to drop as a result of fewer first-time buyers being able to afford homes or properties. Should overall transaction activity or sales prices continue to decline, overall commissions generated in the industry could decline as well.

Interest Rate Sensitivity

We maintain certain credit lines.  These include: Wells Fargo Business Line for a total of $106,000 at two points over prime, Citibank for a total of $39,600; and Bank of America for a total of $40,600.  Each is presently at a zero balance (as of this filing).

Our investment policy requires us to invest funds in excess of current operating requirements. The principal objectives of our investment activities are to preserve principal, provide liquidity and maximize income consistent with minimizing risk of material loss.

Exchange Rate Sensitivity

We consider our exposure to foreign currency exchange rate fluctuations to be minimal, as we do not have any sales denominated in foreign currencies. We have not engaged in any hedging or other derivative transactions to date.

Government Regulation

The most extensive regulations applicable to our business are at the state level and are typically overseen by state agencies dedicated to real estate matters. However, the commercial real estate industry is also regulated by federal and local authorities.

State Regulation.

Real estate licensing laws vary from state to state, but generally all individuals and entities acting as real estate brokers or salespersons must be licensed in the state in which they conduct business. A person licensed as a broker may either work independently or may work for another broker in the role of an associate broker, conducting business on behalf of the sponsoring broker. A person licensed as a salesperson must be affiliated with a broker in order to engage in licensed real estate brokerage activities. Generally, a corporation engaged in the real estate brokerage business must obtain a corporate real estate broker license. In order to obtain this license, most jurisdictions require that an officer of the corporation be licensed individually as a real estate broker in that jurisdiction. If applicable, this officer-broker is responsible for supervising the licensees and the corporation's real estate brokerage activities within the state. Real estate licensees, whether they are brokers, salespersons, individuals or entities, must follow the state's real estate licensing laws and regulations. These laws and regulations generally prescribe minimum duties and obligations of these licensees to their clients and the public, as well as standards for the conduct of business, including contract and disclosure requirements, record keeping requirements, requirements for local offices, trust fund handling, agency representation, advertising regulations and fair housing requirements.  We currently have operations in the State of Nevada.

Federal Regulation.

In addition to state regulations, there are federal laws and regulations that govern the real estate brokerage business. The applicable federal regulations include the Real Estate Settlement Procedures Act of 1974, as amended, or RESPA, and federal fair housing laws. RESPA, as applicable to us, is intended to provide for more effective advance disclosures to property buyers and sellers of settlement costs and the elimination of kickbacks or referral fees that tend to increase unnecessarily the costs of certain settlement services. While RESPA has broad-reaching impact on a variety of services associated with the purchase or sale of real estate, including lending, title insurance and settlement services, its principal application to the real estate brokerage business is to limit payment of referral fees or the inappropriate splitting of fees, and to require additional consumer disclosures. Generally, it is illegal under RESPA to pay or receive a referral fee or other fee, kickback or anything of value in a real estate transaction involving a federally related mortgage loan for the referral of business. RESPA limits the type of business relationships that we can enter into for acquiring client leads or otherwise, as well as the referral of clients to other service providers. RESPA also limits the manner in which we can provide other services to our customers. Federal fair housing laws generally make it illegal to discriminate against protected classes of individuals in housing or brokerage services. Other federal regulations protect the privacy rights of consumers, and affect our opportunities to solicit new clients.

Local Regulation.

Local regulations also govern the conduct of the business. Local regulations generally require additional disclosures by the parties to a real estate transaction or their agents, or the receipt of reports or certifications, often from the local governmental authority, prior to the closing or settlement of a real estate transaction.

Federal and State Labor Regulation.

In addition to the real estate regulations discussed above, we are also subject to federal and state regulation of our employment practices including the compensation of Agents. Agents are exempt from the overtime and minimum wage provisions of the federal Fair Labor Standards Act because their duties selling commercial real estate and the commission-based method of compensation are designed to qualify for the "outside sales exemption" under the terms of the Fair Labor Standards Act and the U.S. Department of Labor's regulations. The "outside sales exemption" is applied on a case-by-case basis and is considered in light of the specific duties performed by an individual Agent. Accordingly, as to any individual Agent, in the event his or her duties become different than those currently assigned and contemplated, it might be determined that the exemption is inapplicable. In that event, we could be subject to penalties and damages including back pay and attorneys' fees for the failure to pay the individual in accordance with his or her actual duties. Further, the Department of Labor's regulations are subject to interpretation by the Department of Labor and the courts and are subject to change. New regulations were promulgated in final form on April 23, 2004 and went into effect August 23, 2004. Accordingly, there is neither, precedent or guidance regarding the interpretation and application of the new regulations nor any assurance how long these regulations will remain in place. In the event it appears the legal standard for the "outside exemption" changes, it may be necessary to modify the Agent compensation structure. Individual states also sometimes elect to adopt overtime and minimum wage laws providing greater benefits to employees than the Fair Labor Standards Act. The Agent job is designed to qualify for exemption from such laws, to the extent applicable, in the states in which we currently employ Agents. Like the federal law, these state laws are applied on a case-by-case basis considering the duties of specific individuals and are subject to judicial and agency interpretation and legislative change. New interpretations or changes in state law, or expansion of operations to states that do not recognize an "outside sales exemption" comparable to the federal exemption, may require modification of the Agent compensation structure.

Third-Party Regulation

In addition to governmental regulations, we are subject to rules and regulations established by private real estate trade organizations, including, among others, local MLSs, NAR, state Associations of REALTORS®, and local Associations of REALTORS®. The rules and regulations of the various MLSs.  These organizations regulate how we as a broker member can use MLS listing data, including the use and display of this data on our web site. Additionally, NAR has recently adopted a mandatory policy for NAR-affiliated MLSs regarding the use and display of MLS listings data on virtual office web sites.

Our Offices

Our corporate offices are located at

6260 S Rainbow Blvd. Suite 110
Las Vegas, Nevada 89118
(702) 938-2277

We maintain a modest website located at www.galileonv.com (currently under construction).  We have entered into an agreement with a website developer so as to design and implement a fully functional informational internet platform in addition to potential sister site(s) The site(s) shall be content rich including information about our services and prospective properties.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about January 30, 2001, Robert Stapp, an officer and the sole director of GGI, paid for expenses involved with the incorporation of Galileo Group, Inc. with his personal funds on GGI behalf in the amount of $2,500, in exchange for 2,000,000 shares of common stock, par value $0.001 per share.

All shares issued to Robert Stapp were at a par price per share of $0.001. The price of the common stock issued to Robert Stapp was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, GGI was recently formed or in the process of being formed and possessed no assets.

On or about February 17, 2006, Joel Stokes, an officer of GGI, received 250,000 shares of common stock, par value $0.001 per share, in exchange for services, valued at $250.00, rendered by him on behalf of GGI.    Mr. Stokes acts as the corporate broker in order for the Company to conform with the requirements of the State of Nevada.  Mr. Stokes is an active agent for the Company.

All shares issued to Joel Stokes were at a par price per share of $0.001. The price of the common stock issued to Joel Stapp was arbitrarily determined and bore no relationship to any objective criterion of value.

For issuance or distribution indicated, we are relying upon the Section 4(2) exemption.

In addition the Officers and Directors of the corporation have received the following bonus’ and comission compensation.

Name of Executive Officer and/or Director	Position	Salary	Bonus and Other Compensation
Bob Stapp	President	2007	0
		2006	5,000
		2005	152,000
		2004	24,961
Joel Stokes	Treasurer	2007	0
		2006	0
		2005	16,640
		2004	8,000

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the OTC Bulletin Board® upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Rule 144

As of the date of this filing, there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

As of the date of this filing, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons

Holders of Our Common Stock

As of the date of this filing, we had approximately 6 registered shareholders.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.  Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth all compensation plans previously approved and not previously approved by security holders with respect to compensation plans as of the date of this filing

EQUITY COMPENSATION PLAN INFORMATION

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	None
Equity compensation plans not approved by security holders	None
Total	None

EXECUTIVE COMPENSATION

Since inception, we have paid no cash or non-cash executive compensation (including stock options or awards, perquisites, or deferred compensation plans), whatsoever, to the officers or directors except as listed in the chart below.

Since incorporation on January 30, 2001, we have not paid any salary to any officer, director or employee. However, Robert Stapp and Joel Stokes have each received commissions, as indicated under Executive Compensation herein. We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. We do not currently have plans to pay any compensation until such time as we maintain a positive cash flow.

The following tables set forth certain summary information concerning all plan and non-plan compensation awarded to, earned by, or paid to the named executive officers and directors by any person for all services rendered in all capacities to the Company during fiscal year 2007:

Name of Executive Officer and/or Director	Position	Salary	Bonus and Other Compensation	Securities Underlying Stock Options
Bob Stapp	President	2007	0	None
		2006	5,000	None
		2005	152,000	None
		2004	24,961	None
Joel Stokes	Treasurer	2007	0	None
		2006	0	None
		2005	16,640	None
		2004	8,000	None

ADDITIONAL INFORMATION

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is intended to offer no securities other than the common stock. This prospectus may be used only where it is legal to offer and sell these securities. The information in this prospectus may be accurate on the date of this document only. We have filed with the SEC a registration statement relating to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. For further information about us or our securities please read the registration statement. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete, each such statement is qualified by reference to such contract or document.

We will file annual reports with financial statements, proxy statements and other information with the SEC. You may read and copy any document we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information concerning the Public Reference Room. Our filings will be available to the public from the SEC's website at www.sec.gov. We will distribute to our stockholders annual reports containing audited financial statements.

 FINANCIAL STATEMENTS

a)  Audited Financial Statements for the Year Ended December 31, 2007 and 2006

MOORE & ASSOCIATES, CHARTERED
           ACCOUNTANTS AND ADVISORS
                    PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Galileo Group, Inc.

We have audited the accompanying balance sheets of Galileo Group, Inc.  as of December 31, 2007 and December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2007 and December 31, 2006. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Galileo Group, Inc.  as of December 31, 2007 and December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2007 and December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has an accumulated deficit of $15,767 and minimal revenues from sales of its services, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
April 28, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

Galileo Group, Inc.
Balance Sheets

ASSETS

	December 31,
	2007	2006

CURRENT ASSETS

Cash	$6,011	$9,148

Total current assets	6,011	9,148

Property and equipment, net	-	-

TOTAL ASSETS	$6,011	$9,148

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable and accrued liabilities	$13,590	$1,296
Bank line of credit	-	51,000

Total current liabilities	13,590	52,296

Total liabilities	13,590	52,296

Stockholders' equity (deficit):
Common stock, $0.001 par value, 25,000,000 shares
authorized, 4,750,000 and 4,750,000 shares issued and outstanding
as of December 31, 2007 and 2006, respectively	4,750	4,750
Additional paid-in capital	3,438	3,438
Accumulated deficit	(15,767)	(51,336)

Total stockholders' equity (deficit)	(7,579)	(43,148)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$6,011	$9,148

The accompanying notes are an integral part of these financial statements.

Galileo Group, Inc.
Statements of Operations

	For the years ended
	December 31,
	2007	2006

Revenues, net	$51,342	$22,247

Operating expenses:
General and administrative expenses	11,602	110,010
Total operating expenses	11,602	110,010

Income (Loss) from operations	39,740	(87,763)

Other income (expense):
Interest expense	(4,171)	(2,001)
Total other income (expense)	(4,171)	(2,001)

Income (loss) before provision for income taxes	35,569	(89,764)

Provision for income taxes	-	-

Net income (loss)	$35,569	$(89,764)

Weighted average number of
common shares outstanding - basic and fully diluted	4,750,000	4,229,167

Net (loss) per share - basic and fully diluted	$0.01	$(0.02)

The accompanying notes are an integral part of these financial statements.

Galileo Group, Inc.
Statements of Stockholders’ Equity

					Total
	Common Stock		Additional		Stockholders'
			Paid-in	Accumulated	Equity
	Shares	Amount	Capital	Deficit	(Deficit)

Balance, January 1, 2006	2,000,000	$2,000	$-	$38,428	$40,428

Common stock issued for cash
at $0.00225 per share	2,000,000	2,000	2,500		4,500

Common stock issued for services
at $0.00225 per share	750,000	750	938		1,688

Net (loss)
For the year ended
December 31, 2006				(89,764)	(89,764)

Balance, December 31, 2006	4,750,000	4,750	3,438	(51,336)	(43,148)

Net (loss)
For the year
ended December 31, 2007				35,569	35,569

Balance, December 31, 2007	4,750,000	$4,750	$3,438	$(15,767)	$(7,579)

The accompanying notes are an integral part of these financial statements.

Galileo Group, Inc.
Statements of Cash Flows

	For the years ended
	December 31,
	2007	2006
OPERATING ACTIVITIES
Net (loss)	$35,569	$(89,764)

Adjustments to reconcile net (loss) to
net cash (used) by operating activities:
Common stock issued for services	-	1,688

Changes in operating assets and liabilitites:
Decrease in prepaid expenses	-	200
Increase in accounts payable and accrued liabilities	12,294	1,296
Net cash provided (used) by operating activities	47,863	(86,580)

FINANCING ACTIVITIES
Proceeds from issuance of common stock	-	4,500
Proceeds from line of credit	58,305	51,000
Payments on line of credit	(109,305)	-
Net cash provided (used) by financing activities	(51,000)	55,500

NET INCREASE (DECREASE) IN CASH	(3,137)	(31,080)

CASH AT BEGINNING OF YEAR	9,148	40,228

CASH AT END OF YEAR	$6,011	$9,148

Supplemental disclosures:
Interest paid	$4,171	$2,001
Income taxes paid	$-	$-

Non-cash transactions:
Stock issued for services provided	$-	$1,688
Number of shares issued for services	-	750,000

The accompanying notes are an integral part of these financial statements.

GALILEO GROUP, INC.
Notes to the Financial Statements
December 31, 2007 and 2006

NOTE 1 - ORGANIZATION AND HISTORY

Galileo Group, Inc., (the Company) a Nevada corporation, was incorporated on January 30, 2001.

The Company is a Nevada licensed real estate brokerage firm providing real estate services throughout southern Nevada.  Currently, the Company’s business is limited to functioning as the broker in the purchase and sale of primarily commercial properties in transactions in which the Company receives commissions.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

a.  Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting in accordance with generally accepted accounting principles in the United States of America.  The Company has elected a December 31 year-end.

b.  Basic Earnings/Loss Per Common Share

	For the Year Ended December 31, 2007

Income (Numerator)	Shares (Denominator)	Per Share Amount
$ 35,569	4,750,000	$ 0.01

	For the Year Ended December 31, 2006

(Loss) (Numerator)	Shares (Denominator)	Per Share Amount
$ (89,764)	4,229,167	$ (0.02)

The computations of basic loss per share of common stock are based on the weighted average number of shares outstanding at the date of the financial statements. There are no common stock equivalents outstanding.

c.  Provision for Taxes

At December 31, 2007 and 2006, the Company had a federal operating loss carryforwards of $15,767 and $51,336, respectively, which begin to expire in 2017.

The provision for income taxes consisted of the following components for the years ended December 31:

	2007	2006
Current:
Federal	$-	$-
State	-	-
Deferred:	12,449	(31,417)
	$12,449	$(31,417)

GALILEO GROUP, INC.
Notes to the Financial Statements
December 31, 2007 and 2006

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

c.  Provision for Taxes (Continued)

Components of net deferred tax assets, including a valuation allowance, are as follows at December 31:

	2007	2006
Deferred tax assets:
Net operating loss carryforward	$15,767	$51,336
	-	-
Total deferred tax assets	15,767	51,336
Less: Valuation Allowance	(15,767)	(51,336)

Net Deferred Tax Assets	$-	$-

The valuation allowance for deferred tax assets as of December 31, 2007 and 2006 was $15,767 and $51,336, respectively.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would be realized as of December 31, 2007 and 2006.

Reconciliation between the statutory rate and the effective tax rate is as follows at December 31:

	2007	2006

Federal statutory tax rate	(35.0)%	(34.0)%
State taxes, net of federal benefit	(0.0)%	(0.0)%
Permanent difference and other	35.0%	34.0%

Effective tax rate	0%	0%

d.  Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

GALILEO GROUP, INC.
Notes to the Financial Statements
December 31, 2007 and 2006

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

e.  Fair Value of Financial Instruments

As at December 31, 2007 and 2006, the fair value of cash and accounts and advances payable, including amounts due to and from related parties, approximate carrying values because of the short-term maturity of these instruments.

f.  Advertising

The Company has had no advertising for the years ended December 31, 2007 and 2006.

g.  Recently Issued Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

In June 2006, the Financial Accounting Standards Board  issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109”, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006.  The Company has adopted of FIN 48 effective January 1, 2007 and the adoption of FIN 48 had no material impact on its financial reporting or its disclosure requirements.

GALILEO GROUP, INC.
Notes to the Financial Statements
December 31, 2007 and 2006

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

g.  Recently Issued Accounting Pronouncements (Continued)

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.” This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer’s financial assets that meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company’s financial condition or results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). SFAS No. 159 allows the company to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company’s financial position, results of operation or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements”. This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the de-consolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years and interim periods beginning after December 15, 2008. The adoption of SFAS 160 is not expected to have a material impact on the Company’s financial position, results of operation or cash flows.

GALILEO GROUP, INC.
Notes to the Financial Statements
December 31, 2007 and 2006

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

g.  Recently Issued Accounting Pronouncements (Continued)

In December 2007, the FASB issued SFAS No. 141 (Revised), “Business Combinations”. SFAS 141 (Revised) establishes principals and requirements for how an acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. This statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective for the fiscal year beginning after December 15, 2008.

h.  Long-lived Assets-Technology

The Company’s technology is recorded at its cost. The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

i.  Concentration of Risk

Cash - The Company at times may maintain a cash balance in excess of insured limits.

j.  Revenue Recognition

We derive the substantial majority of our revenues from commissions earned as agents for buyers and sellers in commercial real estate transactions. We recognize commission revenues upon closing of a sale and purchase transaction, net of any commissions and other appropriate costs, as evidenced by the closure of the escrow or similar account and the transfer of these funds to all appropriate parties. Form time to time, we may recognize non-commission revenues from other business directly or indirectly related to real estate, as the fees are earned from the other party. Revenues are recognized when there is persuasive evidence of an arrangement, the price is fixed or determinable, collectibility is reasonably assured and the transaction has been completed.

k.  Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

GALILEO GROUP, INC.
Notes to the Financial Statements
December 31, 2007 and 2006

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

l.  Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  However, at December 31, 2007, the Company has minimal revenues from sales of its services.  Additionally, the Company had an accumulated deficit of $15,767 and limited operating funds.  These matters raise substantial doubt about the Company's ability to continue as a going concern.

The Company is expanding its efforts to market its services and is seeking additional operating capital through the private placement of shares of its common stock.

However, there is no assurance that the Company's efforts in this regard will be successful.

The Company's ability to continue as a going concern is dependent on its success in developing a consistent revenue source or, alternatively, in obtaining short-term financing while its business is being developed.  There are no assurances that such revenues will fully develop, or that financing can be obtained at terms acceptable to the Company.  To the extent that such financing is equity-based, this may result in dilution to the existing shareholders.

The financial statements presented herein do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3 - BANK LINE OF CREDIT

The Company has a revolving line of credit with a bank for $106,000.  The line of credit expires on March 2011, with automatic renewals.  Borrowings under this line of credit bear interest at 10.25% and 10.25% as of December 31, 2007 and 2006, respectively.  The interest rate is determined by the prime rate plus 2%.  The line of credit was personally guaranteed by the officer of the Company.  The outstanding balance at December 31, 2007 and 2006 was $0 and $51,000, respectively.

NOTE 4 - COMMON STOCK ISSUANCES

On February 28, 2006, the Company issued 2,000,000 shares of its common stock in a private placement for net cash of $4,500. On March 31, 2006, the Company issued 750,000 shares for services valued at $1,688.

NOTE 5 – LEASE OBLIGATIONS

On April 1, 2007, the Company entered into a month-to-month lease at a rate of $1,500 per month.  As of December 31, 2007 and 2006, the amount accrued in accounts payable is $13,500 and $0, respectively.

MOORE & ASSOCIATES, CHARTERED
           ACCOUNTANTS AND ADVISORS
                    PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Galileo Group, Inc.
(A Development Stage Company)

We have reviewed the accompanying condensed balance sheet of Galileo Group, Inc. as of June 30, 2008, and the related condensed statements of operations, stockholders’ equity (deficit), and cash flows for the three-months ended March 31, 2007 and March 31, 2007 and six-month period ended June 30, 2008 and June 30, 2007. These interim financial statements are the responsibility of the Corporation’s management.

We conduct our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists of principally applying analytical procedures and making inquiries of persons responsible for the financials and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to such condensed financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the balance sheets of Galileo Group, Inc. as of December 31, 2007 and December 31, 2006, and the related statements of income, stockholders’ equity and cash flows for the year then ended (not presented herein); and in our report dated April 28, 2008, we expressed an opinion with a going concern paragraph on those financial statements.  In our opinion, the information set forth in the accompanying balance sheets as of December 31, 2007 and December 31, 2006 is fairly stated, in all material respects, in relations to the balance sheet from which it has been derived.

/s/ Moore & Associates, Chartered
Moore & Associates, Chartered
Las Vegas, Nevada
July 31, 2008

2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146 (702) 253-7499 Fax: (702)253-7501

Galileo Group, Inc.
Balance Sheet
(unaudited)

ASSETS
June 30,
2008

CURRENT ASSETS

Cash	$1,631

Total current assets	1,631

Property and equipment, net	-

TOTAL ASSETS	$1,631

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES

Accounts payable and accrued liabilities	$30,310
Bank line of credit	-

Total current liabilities	30,310

Total liabilities	30,310

Stockholders' equity (deficit):
Common stock, $0.001 par value, 25,000,000 shares
authorized, 4,750,000 shares issued and outstanding	4,750
Additional paid-in capital	3,438
Accumulated deficit	(36,867)

Total stockholders' equity (deficit)	(28,679)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,631

The accompanying notes are an integral part of these financial statements.

Galileo Group, Inc.
Statements of Operations
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2008	2007	2008	2007

Revenues, net	$-	$-	$4,560	$1,800

Operating expenses:
General and administrative expenses	15,064	24,037	25,513	54,889
Total operating expenses	15,064	24,037	25,513	54,889

(Loss) from operations	(15,064)	(24,037)	(20,953)	(53,089)

Other (expense):
Interest expense	-	(143)	(147)	(2,394)
Total other (expense)	-	(143)	(147)	(2,394)

(Loss) before provision for income taxes	(15,064)	(24,180)	(21,100)	(55,483)

Provision for income taxes	-	-	-	-

Net (loss)	$(15,064)	$(24,180)	$(21,100)	$(55,483)

Weighted average number of
common shares outstanding - basic and fully diluted	4,750,000	4,750,000	4,750,000	4,750,000

Net (loss) per share - basic and fully diluted	$(0.00)	$(0.01)	$(0.00)	$(0.01)

The accompanying notes are an integral part of these financial statements.

Galileo Group, Inc.
Statements of Cash Flows
(unaudited)

	For the six months ended
	June 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(21,100)	$(55,483)

Changes in operating assets and liabilities:
Increase in accounts payable and accrued liabilities	16,720	5,486
Net cash (used) by operating activities	(4,380)	(49,997)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	-	51,280
Payments on line of credit	-	(2,780)
Net cash provided by financing activities	-	48,500

NET DECREASE IN CASH	(4,380)	(1,497)

CASH AT BEGINNING OF YEAR	6,011	9,148

CASH AT END OF YEAR	$1,631	$7,651

Supplemental disclosures:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

GALILEO GROUP, INC.
Notes to the Financial Statements

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 2008 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2007 and 2006 audited financial statements.  The results of operations for the period ended June 30, 2008 are not necessarily indicative of the operating results for the full years.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using accounting principles   generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management's plans to obtain such resources for the Company include (1) obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses, and (2) seeking out and completing a merger with an existing operating company. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

GALILEO GROUP, INC.
Notes to the Financial Statements

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recently Issued Accounting Pronouncements

FAS 161
In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities", an amendment of SFAS No. 133. SFAS 161 applies to all derivative instruments and non-derivative instruments that are designated and qualify as hedging instruments pursuant to paragraphs 37 and 42 of SFAS 133 and related hedged items accounted for under SFAS 133. SFAS 161 requires entities to provide greater transparency through additional disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and how derivative instruments and related hedged items affect an entity's financial position, results of operations, and cash flows. SFAS 161 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2008. The Company does not expect that the adoption of SFAS 161 will have a material impact on its financial condition or results of operation.

FAS 162
In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.”  SFAS 162 will provide framework for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities.  SFAS 162 will be effective 60 days following the Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board (PCAOB) amendments to AU Section 411.  The Company does not expect the adoption of SFAS 162 will have a material impact on its financial condition or results of operation.

FAS 163
In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – an interpretation of FASB Statement No. 60.”  SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation.  This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements.  SFAS 163 will be effective for financial statements issued for fiscal years beginning after December 15, 2008.  The Company does not expect the adoption of SFAS 163 will have a material impact on its financial condition or results of operation.

NOTE 4 – LEASE OBLIGATIONS

On April 1, 2007, the Company entered into a month-to-month lease at a rate of $1,500 per month.  The lessor of the office space is an entity owned by a shareholder of the Company.  As of June 30, 2008, the amount accrued in accounts payable is $22,500.

GALILEO GROUP, INC.
Notes to the Financial Statements

NOTE 5 – SUBSEQUENT EVENTS

On July 1, 2008, the Company entered into an employment agreement with Robert Stapp for a period of one year with an annual salary of $60,000.

On July 1, 2008, the Company entered into an employment agreement with Joel Stokes for a period of one year with an annual salary of $30,000.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are no changes pertaining to our accounting methods or financial disclosures protocol nor have there been any disagreements with our accountants.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification under Corporate Documents

The Registrant's bylaws provide in part as follows:

SECTION 1. INDEMNIFICATION GENERALLY. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of our company or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including moneys' fees. judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.  Our board of directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person. Our board of directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

SECTION 2. INDEMNIFICATION IN ACTIONS BY THIRD PARTIES. Subject to the limitations of law, if any, the corporation shall indemnify any director, officer, employee and agent of the corporation who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of to procure a judgment in its favor) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding.  The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere shall not, of itself create a presumption that such person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that such person had reasonable cause to believe such person's conduct was unlawful.

SECTION 3. INDEMNIFICATION IN ACTIONS BY OR ON BEHALF OF THE CORPORATION. Subject to the limitations of law, if any, the Corporation shall indemnify any director, officer, employee and agent of the corporation who was or is threatened to be made a party to any threatened, pending or completed legal action by or in the right of the Corporation to procure a judgment in its favor, against expenses actually and reasonable incurred by such person in connection with the defense or settlement.  No director or officer of our company shall be personally liable to our company or to any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or commission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts of omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of our company for acts or omissions prior to such repeal or modification.

SECTION 4. ADVANCE OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the officer, director, employee or agent to repay such amount unless it shall be determined ultimately that the officer or director is entitled to be indemnified as authorized by this Article.

SECTION 5. INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any officer, director, employee or agent of the Corporation against any liability asserted against or incurred by the officer, director, employee or agent in such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify the officer, or director, employee or agent against such liability under the provisions of this Article.

Indemnification under Nevada Law

We are a Nevada corporation and certain provisions of the Nevada Revised Statutes provide for indemnification of our officers and directors against liabilities which they may incur in such capacities. A summary of the circumstances in which indemnification is provided is discussed below, but this description is qualified in its entirety by reference to our Articles of Incorporation, bylaws and to the actual statutory provisions.

Section 78.7502(1) of the Nevada Revised Statutes authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his or her corporate role. Section 78.7502(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such director, officer, employee or corporate agent in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

Section 78.7502(2) of the Nevada Revised Statutes also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were in or not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the Nevada Revised Statutes requires that he be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

Unless ordered by a court or advanced pursuant to Section 78.751(2), Section 78.751(1) of the Nevada Revised Statutes limits indemnification under Section 78.7502 to situations in which either (1) the stockholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

Section 78.751(2) authorizes a corporation's articles of incorporation, bylaws or agreement to provide that directors' and officers' expenses incurred in defending a civil or criminal action must be paid by the corporation as incurred, rather than upon final disposition of the action, upon receipt by the director or officer to repay the amount if a court ultimately determines that he is not entitled of an undertaking to indemnification.

Section 78.751(3)(a) provides, subject to certain exceptions, that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under the articles of association, any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his or her corporate role.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC Registration Fee	$15.72
Printing and Photocopy Expenses	1,000
Legal Fees and Expenses	8,500
State Securities Qualification Fees and Expenses	4,000
Accounting and Auditing Fees and Expenses	4,000
Miscellaneous, including postage, courier, long distance telephone, etc.	484.28
Total	$18,000.00

RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, GGI issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

1. On February 1, 2001, Robert Stapp, an officer, and sole director of GGI, paid for expenses involved with the incorporation of the Company with personal funds on behalf of the Company in the amount of $2,500, in exchange for 2,000,000 shares of common stock of the Company, par value $0.001 per share.

2. On March 31, , 2006, Joel Stokes, an officer of GGI, for services as a real estate broker received 250,000 shares of common stock of the Company, par value $0.001 per share.

3. On March 31, 2006, Colin Fidler, for marketing services to the Company, received 250,000 shares of common stock of the Company, par value $0.001 per share.

4. On March 31 2006, Nevada Business Development Corporation, for corporate regulatory services to the Company, received 250,000 shares of common stock of the Company, par value $0.001 per share.

5. On February 28, 2006, Stacie L. Zuliani received 2,000,000 shares of common stock, par value $0.001 per share, in exchange for $2,500.

At the time of the issuance, Robert Stapp, Colin Fidler, Stacie Zuliani, Nevada Business Development Corporation and Joel Stokes were in possession of all available material information about GGI. On the basis of these facts, Galileo Group, Inc. claims that the issuance of stock to the GGI founding shareholders qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933. GGI believes that the exemption from registration for these sales under Section 4(2) was available because:

1.	Robert Stapp and Joel Stokes are executive officers of GGI and thus had access to all material information about the GGI before investing;
2.	Colin Fidler, Stacie Zuliani and Nevada Business Development Corporaiton were in possession of all material information about GGI before investing.
3.	There was no general advertising or solicitation; and
4.	The shares bear a restrictive transfer legend.

EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit
3.	Articles of Incorporation & By-Laws
a) Articles of Incorporation filed on December 5, 2005 *
b) Bylaws adopted on September 27, 2004 *
5.	Opinion on Legality
Attorney Opinion Letter
23.	Consent of Experts and Counsel
a) Consent of Counsel
b) Consent of Independent Auditor
99	Additional Exhibits (a) Escrow Agreement* (b) Subscription Agreement*

* Previously Filed

UNDERTAKINGS

The registrant hereby undertakes: (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act"); (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) Include any additional or changed material information on the plan of distribution. (2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering. (3) To file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering. (4) For determining liability under the Act, to any purchaser in the initial distribution of securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter); (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser. (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a Director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. (6) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as a part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however,

that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on September 8, 2008.

Galileo Group, Inc.

/s/ Robert Stapp
Robert Stapp, President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Robert Stapp Robert Stapp	Chairman of the Board, Sole Board of Directors Member, President and Chief Executive Officer (Principal Executive Officer) (Principal Financial and Accounting Officer)	September 8, 2008